EXHIBIT 10.1

Dated April 27, 2023

JOINT VENTURE AGREEMENT

between

SK GEO CENTRIC CO., LTD.,

and

LOOP INDUSTRIES, INC.

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this “Agreement”) is entered into as of April 27, 2023 (the “Effective Date”) by and between:

SK GEO CENTRIC CO., LTD. (formerly known as SK Global Chemical Co., Ltd.), a joint stock company (chusik hoesa in Korean) duly organized and validly existing under the laws of the Republic of Korea (“Korea”) with its principal offices at 51, Jong-ro, Jongno-gu, Seoul, Korea 03161 (“SKGC”); and

LOOP INDUSTRIES, INC., a corporation duly organized and validly existing under the laws of the State of Nevada, United States of America (“USA”) with its principal offices at 480 Fernand-Poitras, Terrebonne, Québec, Canada J6Y 1Y4 (“Loop Parent”).

Each of SKGC, Loop Parent and, subject to execution of the joinder agreements contemplated in Section 2.2 and Section 2.3, respectively, Loop (as defined below) and the JV Company (as defined below) is referred to herein individually as a “Party” and collectively as the “Parties.” Each of Loop Parent and Loop is referred to herein individually as a “Loop Party” and collectively as the “Loop Parties.”

RECITALS

WHEREAS, SKGC and Loop Parent entered into a securities purchase agreement dated June 22, 2021 (as amended, the “Securities Purchase Agreement”), pursuant to which SKGC subscribed for shares of common stock and other securities of Loop Parent;

WHEREAS, concurrently with and as a condition to SKGC’s entry into the Securities Purchase Agreement, SKGC and Loop Parent entered into that certain Joint Venture Memorandum of Understanding dated June 22, 2021 (the “MOU”), which sets forth, among other things, the principal terms contemplated by the parties thereto concerning the formation of a joint venture for the development and operation of Approved Projects (as defined below) in Asia and the sale of rPET Products (as defined below) manufactured by such Approved Projects in accordance with the terms of this Agreement and the other JV Transaction Documents (as may be further amended pursuant to Section 7.1, the “Business”);

WHEREAS, in accordance with the terms of the MOU, SKGC and the Loop Parent desire, through Loop in the case of Loop Parent, to establish and operate a joint venture entity (the “JV Company”) which shall conduct the Business through one or more subsidiaries (including the JV Korea (as defined below));

WHEREAS, SKGC and Loop Parent desire to enter into this Agreement to specify their rights and obligations and those of the JV Partners with respect to the operations and management of the Business and affairs of the JV Company and its subsidiaries in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth below, SKGC and Loop Parent hereby agree as follows:

AGREEMENT

ARTICLE 1.

DEFINITIONS AND INTERPRETATION

Section 1.1	Definitions. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the respective meanings given to them in Schedule 1.

Section 1.2	Interpretations. The interpretation principles set forth in Schedule 1 shall apply to the interpretation of this Agreement.

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ARTICLE 2.

PURPOSE

Section 2.1

Purpose. The purpose of this Agreement is for the JV Partners to jointly facilitate and promote the Business through the establishment, ownership and operation of the JV Company and its subsidiaries by the JV Partners. Each JV Partner shall cooperate with the other JV Partner to ensure that each JV Entity (and, where applicable, the Management Team, the Board of Directors and the employees of the JV Entities) complies with the terms of this Agreement, and that:

(a)	each JV Entity and the Business are operated, managed, administered and conducted in accordance with this Agreement, the JV Transaction Documents and applicable Law;

(b)	each JV Entity is operated in a commercially reasonable manner, to maximize the JV Company’s economic returns and to ensure its efficiency, productivity and competitiveness; and

(c)	the JV Company conducts its business in cooperation with the JV Partners.

Section 2.2

Formation of Loop. On the terms and subject to the conditions set forth herein, prior to the establishment and incorporation of the JV Company, Loop Parent shall form, or cause to be formed a direct or indirect subsidiary Controlled and majority-owned by Loop Parent to enter into this Agreement and join the JV Company as a JV Partner (such subsidiary, “Loop”), and effect the transactions contemplated to be consummated by Loop pursuant to this Agreement and the JV Transaction Documents to which Loop is a party. Promptly following the formation of Loop in accordance with the foregoing (and Loop providing SKGC with corporate formation and organizational documentation of Loop evidencing the same), Loop Parent shall cause Loop to enter into a joinder agreement in the form and substance attached hereto as Exhibit A, such that Loop shall be bound by, and shall assume all rights and obligations applicable to it as Loop under, this Agreement as if this Agreement were entered into by and among SKGC, Loop Parent and Loop. Upon the execution and delivery of the joinder agreement, the representations and warranties and covenants of Loop shall be deemed for all purposes to be made by Loop as of the date hereof (notwithstanding the actual date of execution and delivery of the joinder agreement). Until such time as the joinder agreement shall have been executed and delivered, all provisions of this Agreement applicable to Loop shall be deemed to apply to Loop Parent, and Loop Parent shall have the rights and obligations of Loop hereunder. Loop Parent and Loop shall be jointly and severally liable for all obligations and liabilities of Loop under this Agreement. For the avoidance of doubt, SKGC and Loop Parent hereby agree that this Agreement shall immediately be valid and effective between them upon the execution of this Agreement by them in accordance with the terms hereof, notwithstanding such time being prior to the execution of the joinder agreement by Loop. Loop Parent hereby covenants that Loop shall remain, directly or indirectly, Controlled and majority-owned by Loop Parent so long as Loop holds any Equity Securities of the JV Company.

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Section 2.3

Joinder Agreement of the JV Company. Upon the establishment and incorporation of the JV Company in accordance with the terms and conditions contained herein, the JV Partners shall cause the JV Company to enter into a joinder agreement in the form and substance attached hereto as Exhibit B, such that the JV Company shall be bound by, and shall assume all rights and obligations applicable to it as the JV Company under, this Agreement as if this Agreement were entered into by and among SKGC, Loop Parent, Loop and the JV Company. For the avoidance of doubt, SKGC and Loop Parent hereby agree that this Agreement shall immediately be valid and effective between them upon the execution of this Agreement by them in accordance with the terms hereof, notwithstanding such time being prior to the execution of the joinder agreement by the JV Company.

Section 2.4

No Impairment. Each JV Partner agrees that it shall not take any action to cause or permit any JV Entity, by amendment of the JV Company Constitution, the JV Korea Articles or of any of their other organizational documents or the organizational documents of any other JV Entity, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, distribution, issue or sale of securities, or any other voluntary action, to avoid or seek to avoid the observance or performance of any of the terms of this Agreement, or to impair or seek to impair the rights of the JV Partners or Loop Parent hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the JV Partners and Loop Parent against such impairment.

Section 2.5	Securities Purchase Agreement. SKGC and Loop Parent agree that:

(a)

the JV Transaction Documents collectively constitute the “Joint Venture Transaction Agreements” as defined under the Securities Purchase Agreement for all purposes therein, and in particular that the Exclusivity Period (as defined in the Securities Purchase Agreement) shall end, pursuant to section 10.3(a)(ii) of the Securities Purchase Agreement, on the Effective Date, except that solely with respect to and for purposes of interpreting the provisions of sections 10.3(b) and 10.3(c)(i) of the Securities Purchase Agreement, such Exclusivity Period shall end on the earlier to occur of (i) the date on which the JV Company has been formed and the Exclusivity Period contemplated in Section 7.3(a) has commenced in accordance with the terms therewith and (ii) the termination of this Agreement in accordance with its terms;

(b)	the definition of “Asia” as set forth in schedule A to the Securities Purchase Agreement is hereby amended by deleting the references therein to “Saudi Arabia,” and “United Arab Emirates”; and

(c)	SKGC hereby waives any breach by Loop Parent with respect to its obligations under section 10.3(b) of the Securities Purchase Agreement solely in relation to [***],

in each case, pursuant to the applicable provisions of sections 12.3 (Waiver) and 12.6 (Amendments) of the Securities Purchase Agreement.

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Section 2.6

SKGC’s Right of First Refusal in respect of NA Opportunities. SKGC and Loop Parent acknowledge the value and mutual benefit of the historic and continuing partnership between them, as evidenced by SKGC’s direct investment in Loop Parent and the joint venture arrangement between them as contemplated by this Agreement, and agree as follows.

(a)

If Loop Parent intends directly or indirectly to develop any manufacturing facility in the United States or Canada for the manufacture of rPET Products using Loop Parent’s technology, whether such opportunities or projects pertain to construction of new facilities (i.e., greenfield) or renovation or repurposing of existing facilities (i.e., brownfield), and whether such opportunity is originated by Loop Parent or proposed by SKGC or any other Person (such plant, an “NA Opportunity”), Loop Parent shall deliver to SKGC a written notice (a “NA Opportunity Collaboration Notice”) stating any bona fide intention by Loop Parent to pursue the relevant NA Opportunity, including all information material to such NA Opportunity that Loop Parent has in its possession at such time. Loop Parent shall use commercially reasonable efforts to provide any information that SKGC reasonably requests in connection with its evaluation of such NA Opportunity.

(b)

At any time within twenty (20) Business Days after the receipt of the NA Opportunity Collaboration Notice, SKGC shall have the right, but not the obligation, to accept, by delivery of written notice, Loop Parent’s invitation to participate (either directly or through any of its Affiliates) in the NA Opportunity.

(c)

Upon SKGC’s acceptance of Loop Parent’s invitation to participate in the NA Opportunity in accordance with sub-Section (b) above, Loop Parent shall negotiate exclusively with SKGC regarding, and each of Loop Parent and SKGC shall negotiate in good faith and use commercially reasonable efforts to mutually agree and enter into, a memorandum of understanding or term sheet that will set forth the terms and conditions on which SKGC and Loop Parent shall jointly pursue such NA Opportunity, which terms and conditions shall incorporate, unless otherwise agreed between them, the overarching commercial, strategic principle that SKGC and Loop Parent will have equal ownership in respect of such NA Opportunity as between them and each shall have rights and obligations of a shareholder and joint venture partner in respect of such NA Opportunity that are reasonably proportionate and commensurate to their respective ownership of such NA Opportunity, provided that Loop Parent’s and SKGC’s obligations set forth in this Section 2.6(c) shall expire on the date that is seventy (70) Business Days following the date of SKGC’s acceptance in respect of such invitation by Loop Parent to participate in such NA Opportunity (or such longer period as may be agreed by the mutual consent of SKGC and Loop Parent, each acting reasonably and taking into account the progression of the discussion between them in respect of such NA Opportunity), and further provided that, Loop Parent’s obligations set forth in this Section 2.6(c) shall not restrict or limit participation by a potential third party partner who either, directly or indirectly through one or more of its Affiliates, (x) is reasonably expected to be a material supplier to such NA Opportunity or (y) is a customer or prospective customer of rPET Products with widely recognizable consumer brand so long as SKGC and Loop Parent’s relative ownership percentage (vis-à-vis one another) in respect of such NA Opportunity shall be equal unless otherwise mutually agreed.

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(d)

An NA Opportunity shall constitute a “Shelved NA Opportunity” on the date that is the earliest of: (i) the date on which SKGC declines to accept Loop Parent’s invitation to participate in the NA Opportunity as set forth in the NA Opportunity Collaboration Notice, (ii) the NA Opportunity Collaboration Notice otherwise lapses without being accepted by SKGC, or (iii) the date on which Loop Parent’s and SKGC’s obligations set forth in sub-Section (c) expires without SKGC and Loop Parent having entered into a memorandum of understanding or term sheet as set forth therein.

(e)	Loop Parent may, without restriction, pursue any Shelved NA Opportunity independently of and without any further obligation to SKGC, except as set forth in sub-Section (f) and (g).

(f)

If Loop receives, or intends to make or receives, a formal proposal or offer (e.g., a memorandum of understanding or a term sheet) from or to a Person (other than SKGC or any of its Affiliates) with respect to a Shelved NA Opportunity (each, a “Reactivated NA Opportunity”), then, prior to accepting or making such proposal or offer, as applicable, Loop must first deliver to SKGC the proposed terms and conditions of such Reactivated NA Opportunity (the “NA Opportunity ROFR Notice”).

(g)

SKGC shall have the option, but not the obligation, to participate (either directly or through any of its majority-owned and Controlled subsidiaries) with Loop Parent in the Reactivated NA Opportunity upon the same terms and conditions set forth in, or, if it would be impossible or commercially impracticable for SKGC and/or its applicable majority-owned and Controlled subsidiaries to participate in the Reactivated NA Opportunity on the same terms and conditions, on terms and conditions which are no less favorable to Loop Parent as those as set forth in, such NA Opportunity ROFR Notice, which SKGC may exercise by delivering written notice thereof to Loop Parent (an “SKGC ROFR Acceptance Notice”) at any time within thirty (30) Business Days after its receipt of the NA Opportunity ROFR Notice. An SKGC ROFR Acceptance Notice shall describe in reasonable detail any modifications which are proposed to be made to the terms and conditions set forth in the NA Opportunity ROFR Notice and the basis therefor, which proposed modifications may include equal ownership in respect of such NA Opportunity as between Loop Parent and SKGC (and/or its applicable majority-owned and Controlled subsidiary). If upon Loop Parent’s receipt of the SKGC ROFR Acceptance Notice, the Board of Directors of Loop Parent determines, in its good faith and commercially reasonable judgment, that the terms and conditions in the SKGC ROFR Acceptance Notice are less favorable to Loop Parent, taken as a whole, than those set forth in the NA Opportunity ROFR Notice, Loop Parent shall promptly deliver to SKGC written notice thereof, with such notice to describe in reasonable detail the basis of such determination (a “Loop Rejection Notice”). For fifteen (15) Business Days following delivery of the Loop Rejection Notice, SKGC and Loop Parent shall in good faith discuss and negotiate such proposed modifications to the terms and conditions of the NA Opportunity ROFR Notice in an effort to mutually agree upon terms and conditions of a potential joint participation in such Reactivated NA Opportunity. If SKGC timely delivers an SKGC ROFR Acceptance Notice and either (i) Loop Parent does not deliver a Loop Rejection Notice or (ii) Loop Parent delivers a Loop Rejection Notice but Loop Parent and SKGC timely mutually agree upon the proposed modifications to the terms and conditions pursuant to the immediately preceding sentence, SKGC and/or its applicable majority-owned and Controlled subsidiaries, on the one hand, and Loop Parent and/or its applicable Affiliates, on the other hand, shall be obligated to enter into definitive agreements with respect to the NA Opportunity on the same terms and conditions set forth in the NA Opportunity ROFR Notice (with such modifications which are mutually agreed upon by Loop Parent and SKGC following delivery of a Loop Rejection Notice, as applicable) as soon as is reasonably practicable but in no event later than nine (9) months after the later, if applicable, of (y) SKGC’s delivery of the SKGC ROFR Acceptance Notice or (z) Loop Parent and SKGC’s mutual agreement on any required modifications to the terms and conditions following the delivery of a Loop Rejection Notice. If SKGC does not timely deliver the SKGC ROFR Acceptance Notice or if Loop Parent and SKGC are unable, following the delivery of a Loop Rejection Notice, to timely mutually agree upon any proposed modifications to the terms and conditions set forth in the NA Opportunity ROFR Notice, Loop Parent and/or its Affiliates, upon delivery of written notice thereof to SKGC (a “Loop Termination Notice”), may enter into a term sheet or the definitive agreements with any Person with respect to the NA Opportunity containing terms and conditions, taken as a whole, that are, in the good faith and commercially reasonable judgment of the Board of Directors of Loop Parent, at least as favorable to Loop Parent as the terms and conditions contained in the Loop NA Opportunity ROFR Notice.

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(h)

Notwithstanding anything in this Section 2.6 to the contrary, (i) if the signing of the definitive written agreements involving a NA Opportunity ROFR Notice with a Person other than SKGC and/or its applicable majority-owned and Controlled subsidiaries has not occurred within nine (9) months following the delivery of the Loop Termination Notice with respect to such NA Opportunity ROFR Notice, Loop Parent shall be required to comply once again with the procedures set forth in this Section 2.6 as if they had never before complied with such procedures, and (ii) all obligations of Loop Parent and its Affiliates contained in this Section 2.6 shall expire on the date on which the Exclusivity Period expires.

ARTICLE 3.

FORMATION OF THE JV COMPANY

Section 3.1	Incorporation. The establishment and incorporation of the JV Company shall be effected in accordance with the following:

(a)

the establishment and incorporation of the JV Company shall commence upon, and shall be completed as soon as practicable following, the satisfaction (or waiver) of the JV Korea Conditions in accordance with Section 4.2, provided that the establishment and incorporation of the JV Company shall precede the establishment and incorporation of the JV Korea as set forth in Section 4.1;

(b)

the JV Partners shall jointly prepare or procure any proposed filing and any other submission required to effect the incorporation of the JV Company and incorporate the JV Company on the terms set forth below in this Section 3.1;

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(c)

the registered share capital of the JV Company at the time of its incorporation shall be such amount as the JV Partners determine to be sufficient to cover the costs and expenses associated with the incorporation and initial organization of the Company comprising ordinary shares(each such ordinary share, a “Share” and in aggregate the “Initial Registered Capital”) and the Initial Registered Capital shall be subscribed for and paid up in full by each of the JV Partners in accordance with their respective Contribution Percentage;

(d)

in consideration for the Initial Registered Capital, the JV Partners shall procure that the JV Company will (i) issue to each JV Partner the relevant ordinary Shares which have been subscribed for and paid up in full by such JV Partner in accordance with its Contribution Percentage, free of any Encumbrances (save for any Encumbrances under applicable Law, the JV Company Constitution or this Agreement) and (ii) enter the name of the respective JV Partner into the electronic register of members registered with the Accounting and Corporate Regulatory Authority of Singapore;

(e)

the JV Company’s constitution on incorporation shall be substantially in the form and substance consistent with the terms and conditions of this Agreement and otherwise as agreed between the JV Partners (as may be amended from time to time, the “JV Company Constitution”);

(f)	the accounting and tax year of the JV Company shall end on December 31 of each year; and

(g)

the initial Board of Directors shall be comprised of three (3) SKGC Directors and two (2) Loop Directors to be identified by SKGC and Loop, respectively, prior to the establishment and incorporation of the JV Company.

Section 3.2	Corporate Name.

(a)	The name of the JV Company shall be mutually agreed upon by the JV Partners as soon as practicable and, in any case, prior to its incorporation.

(b)	If any JV Partner no longer holds or owns any Equity Securities in the JV Company, then:

(i)

such JV Partner shall have the right, in its sole discretion, to require each JV Entity to immediately: (a) omit such JV Partner’s name from the corporate name of such JV Entity; and (b) cease using such JV Partner’s name, trademarks or trade names in any manner whatsoever, and such JV Partner may exercise the foregoing right by providing written instructions to the JV Company and the other JV Partner; and

(ii)

the other JV Partner (being the JV Partner who continues to hold or own Equity Securities in the JV Company) shall have the right, in its sole discretion, to require each JV Entity to immediately change the corporate name of such JV Entity, provided that the new corporate name of such JV Entity shall not incorporate the exiting JV Partner’s name, trademarks or trade names in any manner whatsoever, and such other JV Partner may exercise the foregoing right by providing written instructions to the JV Company and the exiting JV Partner.

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(c)

In either case contemplated in Section 3.2(b) above, the JV Company and the JV Partners hereby agree to take all necessary action in order to implement the foregoing, including exercising their rights in the JV Company to cause each such JV Entity to convene a general meeting of shareholders and/or other relevant corporate proceedings to approve the name change of such JV Entity to comply with this Section 3.2.

Section 3.3

Place of Business. The registered and principal place of business of the JV Company shall be located in Singapore. Subject to the approval by the Board of Directors in accordance with this Agreement, the JV Company may establish from time to time branches and other business offices.

Section 3.4	Shares. The Shares issued by the JV Company shall be in registered form.

ARTICLE 4.

FORMATION OF THE JV KOREA

Section 4.1	Incorporation. The JV Partners agree that:

(a)

in addition to the incorporation and establishment of the JV Company in accordance with the terms of this Agreement, the JV Partners and the JV Company shall work together to establish a wholly-owned subsidiary of the JV Company (the “JV Korea”);

(b)

subject to Section 4.2, JV Company shall establish and incorporate the JV Korea as a limited liability company (yuhan hoesa in Korean) under the Laws of Korea, and shall contribute capital into the JV Korea, all in accordance with Article 5;

(c)	the JV Korea Articles shall be substantially in the form and substance consistent with the terms and conditions of this Agreement and otherwise as agreed between the JV Partners; and

(d)

the JV Korea Articles shall be in both Korean and in English and the English version shall prevail in the event of conflict or inconsistency between the Korean and English versions (in such case with the Korean version being amended to correspond to the English version).

Section 4.2	Final Investment Decision and other Conditions Precedent to Formation of JV Korea.

(a)

Without limiting the other provisions of this Agreement, the JV Partners agree that the JV Company shall proceed with the establishment and formation of the JV Korea only upon the satisfaction, or waiver in writing by the JV Partners, of the following conditions (each a “JV Korea Condition”):

(i)	the incorporation, establishment and continuing existence of the JV Company in accordance with Section 3.1;

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(ii)	each JV Transaction Document having been executed and delivered by each party thereto;

(iii)	the procurement of all Governmental Approvals required for the formation of the JV Korea;

(iv)	Loop having procured its Final Investment Decision which, for the avoidance of doubt, shall be predicated upon consideration to its satisfaction of, among other things:

(1)

the procurement of all Governmental Approvals required in relation to the construction of the First Plant (or, in respect of any such Governmental Approval the procurement of which first requires the formation of the JV Korea, the likelihood that such Governmental Approval will be procured in a timely manner following the formation of the JV Korea);

(2)

the JV Partners having mutually agreed in writing on the initial total investment cost for the JV Company and the JV Korea, to be funded in accordance with Section 5.1 by the JV Partners and Debt Financing, including, but not limited to, the capital expenditure, initial operating cost, costs incurred in connection with acquisition of the First Plant Site in accordance with Section 7.2(d), feasibility study cost, and licensing and permit cost (the “Initial TIC”);

(3)	the BDP Date having occurred;

(4)

SKGC having demonstrated, to Loop’s reasonable satisfaction, the availability of adequate Debt Financing to complete the development of the First Plant, the terms of which shall comply with the provisions of Section 5.5; and

(5)

SKGC having demonstrated, to Loop’s reasonable satisfaction, the availability of adequate equity financing (or immediately available funds) to enable SKGC to perform its obligations under Section 5.1(a) in full; and

(v)	SKGC having procured its Final Investment Decision which, for the avoidance of doubt, shall be predicated upon consideration to its satisfaction of, among other things:

(1)

the procurement of all Governmental Approvals required in relation to the construction of the First Plant (or, in respect of any such Governmental Approval the procurement of which first requires the formation of the JV Korea, the likelihood that such Governmental Approval will be procured in a timely manner following the formation of the JV Korea);

(2)	the JV Partners having mutually agreed in writing on the Initial TIC;

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(3)	the BDP Date having occurred;

(4)	the availability of adequate Debt Financing to complete the development of the First Plant, the terms of which shall comply with the provisions of Section 5.5; and

(5)	Loop Parent having demonstrated, to SKGC’s reasonable satisfaction, the availability of adequate equity financing to enable Loop to perform its obligations under Section 5.1(a) in full.

(b)

With respect to the JV Korea Condition set forth in Section 4.2(a)(iii), each JV Partner shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the JV Company and the other JV Partner in doing, all things necessary, proper, or advisable to satisfy such JV Korea Condition as promptly as reasonably practicable.

(c)

With respect to the JV Korea Condition set forth in Section 4.2(a)(iv), Loop shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable to satisfy such JV Korea Condition as promptly as reasonably practicable. SKGC shall use commercially reasonable efforts to provide Loop with any information or documents reasonably required by Loop for the purposes of satisfying such JV Korea Condition.

(d)

With respect to the JV Korea Condition set forth in Section 4.2(a)(v), SKGC shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable to satisfy such JV Korea Condition as promptly as reasonably practicable. Loop shall use commercially reasonable efforts to provide SKGC with any information or documents reasonably required by SKGC for the purposes of satisfying such JV Korea Condition.

Section 4.3	Corporate Name. Subject to Section 3.2(b), the name of the JV Korea shall be “SK Geo Centric Loop Co., Ltd.” or another name that the JV Partners may mutually agree upon in writing.

Section 4.4	Place of Business. The registered and principal place of business of the JV Korea shall be located in Ulsan, Korea.

Section 4.5	Shares. The shares issued by the JV Korea shall be in registered form.

ARTICLE 5.

CAPITAL CONTRIBUTIONS; DEBT FINANCING

Section 5.1	Initial Capital Contributions.

(a)	Subject to Section 5.4, each JV Partner shall contribute to the capital of the JV Company its Contribution Percentage of the Equity Portion of the Initial TIC pursuant to the following schedule:

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(i)	20% on the same date on which the JV Korea is established (such date, the “JV Korea Establishment Date”);

(ii)	40% within six (6) months after the JV Korea Establishment Date; and

(iii)	40% within twelve (12) months after the JV Korea Establishment Date.

(b)

In respect of each Initial Capital Contribution, the Board shall, no later than twenty (20) Business Days prior to the proposed date of funding (which date shall fall on the last date of the relevant funding window set out in Section 5.1(a), unless the JV Partners mutually agree otherwise), notify each JV Partner in writing of the date of funding of such Initial Capital Contribution, each JV Partner’s Contribution Percentage of such Initial Capital Contribution, and the wiring instructions to the JV Company.

Section 5.2	Additional Capital Contributions.

(a)

The JV Partners agree and acknowledge that the JV Company may require additional funding (including by way of increasing the capital of the JV Company) based on the operational needs and business plans of the Business and to fund any Equity Portion of the TIC of an Approved Project. Any future funding of the JV Company (including the timing thereof) shall be determined unanimously by the Board and each such future funding so determined by the Board shall be referred to herein as an “Approved Additional Funding”.

(b)

If the Board unanimously determines that an Approved Additional Funding is to be funded by way of Capital Contributions, then the Board shall, no later than twenty (20) Business Days prior to the proposed date of funding (which date shall be determined unanimously by the Board), deliver a capital call (an “Additional Funding Capital Call”) for such Approved Additional Funding, which shall include the amount required to be funded by each JV Partner (being equal to such JV Partner’s Contribution Percentage, multiplied by the aggregate amount of the relevant Approved Additional Funding), the date of funding of such Approved Additional Funding, and the wiring instructions to the JV Company.

(c)	Subject to Section 5.4, each JV Partner shall comply with the terms of the Additional Funding Capital Call and fund its Contribution Percentage of the relevant Approved Additional Funding.

Section 5.3	Breach of Capital Contribution Obligations.

(a)	If either JV Partner fails to comply with its obligations to make any of the Capital Contributions as set forth in Section 5.1(a)(ii), Section 5.1(a)(iii) or Section 5.2 above, then:

(i)	a “Funding Default” shall have occurred;

(ii)	such JV Partner shall be deemed a “Funding Defaulting Party”;

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(iii)	the other JV Partner shall be deemed a “Funding Non-Defaulting Party”; and

(iv)

the portion of the Funding Defaulting Party’s Capital Contribution amount that the Funding Defaulting Party has not funded (together with any accrued interest thereon) shall be referred to as the “Contribution Shortfall.”

(b)	Each Party acknowledges and agrees that:

(i)	a Funding Default will cause irreparable injury to the Funding Non-Defaulting Party and the JV Entities; and

(ii)	the Funding Non-Defaulting Party and the JV Entities have no adequate remedy at law or in equity in respect of a Funding Default,

and, as a consequence, that each and every covenant contained in this Section 5.3 shall be enforceable against the Funding Defaulting Party, and the Funding Defaulting Party hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Funding Default has occurred and is continuing.

(c)	A Funding Default shall be continuing and remain uncured as long any amount in respect of the Contribution Shortfall remains outstanding.

(d)

Upon the occurrence of a Funding Default, the Funding Non-Defaulting Party shall have the right, but not the obligation, to fund the Contribution Shortfall (in whole or in part and in a single tranche or in multiple tranches) in lieu of the Funding Defaulting Party, and if the Funding Non-Defaulting Party exercises such right to fund such portion of the Contribution Shortfall, then the Funding Non-Defaulting Party shall be issued by the JV Company the same number and type of Shares and other Equity Securities that the Funding Defaulting Party would have been issued had there been no Funding Default in respect of such portion of the Contribution Shortfall so funded by the Funding Non-Defaulting Party (the “Funding Default Securities”).

(e)

If the Funding Non-Defaulting Party is issued Funding Default Securities in accordance with sub-Section (d) above, the Funding Defaulting Party shall have the right, but not the obligation, to purchase the Funding Default Securities issued to the Funding Non-Defaulting Party (in whole or in part and in a single tranche or in multiple tranches) (the “Funding Default Call Option”) for aggregate consideration equal to the fair market value of the Funding Default Securities, as to be agreed between the JV Partners at such time, provided that, if the JV Partners are not able to agree on the fair market value of the Funding Default Securities, then the fair market value of the Funding Default Securities shall be deemed to be equivalent to the portion of the equity value of the JV Company attributable to such Funding Default Securities, calculated on the consolidated basis of projected enterprise value of each Approved Project assuming an annual growth rate of [***]. The Funding Defaulting Party shall, no later than ten (10) days prior to the date of closing of any purchase of Funding Default Securities pursuant to the Funding Default Call Option, notify the Funding Non-Defaulting Party in writing of its exercise of the Funding Default Call Option, the date of closing, and the purchase price calculated in accordance with this sub-Section (e); and on such date of closing, the Funding Non-Defaulting Party shall deliver to the Funding Defaulting Party against payment of such purchase price, the Funding Default Securities free and clear of any and all Liens. The Funding Default Call Option shall be exercisable at any time and from time to time on or before the second anniversary of such Funding Default.

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(f)

Following the expiry of the exercise period of the Funding Default Call Option set forth in the last sentence of Section 5.3(e), the Funding Non-Defaulting Party may Transfer any or all of the Funding Default Securities that are subject matter of such expired Funding Default Call Option to any Person who is not a Competitor of any JV Entity or the other JV Partner in accordance with Section 9.1. The Funding Defaulting Party agrees not to raise or otherwise assert any objections to the Transfer of Funding Default Securities if such Transfer is made in accordance with this Section 5.3(f) and Section 9.1.

Section 5.4

Conditions Precedent to Capital Contributions. The obligation of each JV Partner to consummate the contribution of its respective portion of the Initial Capital Contributions and/or any other applicable Capital Contributions, shall be subject to the satisfaction (or waiver by the JV Partner entitled to the benefit thereof) of the following conditions:

(a)	the incorporation, establishment and continuing existence of the JV Company in accordance with Section 3.1;

(b)

solely in respect of the JV Partners’ obligations to contribute the Initial Capital Contributions (other than the Initial Capital Contribution set forth in Section 5.1(a)(i), which shall be effected concurrently with the incorporation and establishment of the JV Korea), the incorporation, establishment and continuing existence of the JV Korea in accordance with Section 4.1 and Section 4.2;

(c)

in respect of the JV Partners’ obligations to contribute any Capital Contributions following the contribution of the Initial Capital Contributions, the Board having issued the relevant Additional Funding Capital Call in accordance with Section 5.2(b);

(d)	each of the representations and warranties of the other JV Partner contained herein shall be true and correct in all material respects on and as of the date of the applicable Capital Contribution;

(e)

the substantially concurrent consummation of the contribution by each other JV Partner of its respective portion of the applicable Capital Contribution and, immediately following such contributions, the funding of the financing transactions contemplated under the applicable Debt Financing, the terms of which shall comply with the provisions of Section 5.5 (or, in lieu thereof for tranches of applicable Debt Financing that are contemplated to be funded at a later date, definitive agreements executed and delivered by the financing sources of the applicable Debt Financing with respect to such tranches of Debt Financing, the terms of which definitive agreements shall comply with the provisions of Section 5.5), provided that, this condition shall not be applicable in respect of the Initial Capital Contributions set forth in Section 5.1(a)(i);

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(f)	all Governmental Approvals and corporate authorizations, consents, and approvals required for the applicable Capital Contribution shall have been obtained and remain in effect; and

(g)

no decision, injunction, judgment, settlement or order (whether oral or written) rendered by any governmental entity shall be pending or threatened which (i) challenges or seeks to prohibit, delay or restrict the consummation of the applicable Capital Contribution or (ii) questions the validity or legality of any of the transactions contemplated under this Agreement.

Section 5.5

Debt Financing. The JV Partners agree that SKGC shall be responsible for facilitating the procurement of Debt Financing for each Approved Project (including for the First Plant) on behalf of the relevant JV Entity, in each case, on terms and conditions satisfactory to SKGC (acting reasonably). Notwithstanding the foregoing, the Debt Financing for each Approved Project (including for the First Plant) shall contain the following terms and conditions (the “Debt Financing Key Terms”):

(a)

unless the JV Partners mutually agree otherwise in writing (each acting in a commercially reasonable manner and taking into consideration the prevailing market conditions at the relevant time), the Debt Financing for each Approved Project will comprise not less than sixty percent (60%) of the TIC for the applicable Approved Project;

(b)

the Debt Financing shall not vary or otherwise alter any JV Partner’s ownership percentage in any Equity Securities held by such JV Partner in any JV Entity or any JV Partner’s Contribution Percentage; and

(c)

the Debt Financing shall in all circumstances be structured in a manner such that the Person(s) to whom such indebtedness is or may be owed has no direct recourse against any JV Partner and/or their Affiliates, including the imposition of any security interest over any asset of any JV Partner and/or their Affiliates, except as provided in sub-Section (d) below with respect to SKGC; and

(d)

if required by the third party lenders (without agreeing upon alternative arrangements that would be inconsistent with the foregoing Debt Financing Key Terms), in each case for the provision of Debt Financing consistent with the commercial principles in sub-Sections (a), (b) and (c) above, SKGC shall provide, or arrange for the provision of, a guarantee of such Debt Financing, provided that as a condition for providing such guarantee on behalf of the relevant JV Entity(ies), SKGC shall be entitled to charge a fee to such JV Entity(ies) or to the JV Company in an amount between [***] of the total amount of the debt that is being guaranteed under such guarantee (as determined by SKGC in its sole discretion).

Each Party acknowledges and agrees that, except for the Debt Financing Key Terms (x) SKGC does not expressly, constructively, or otherwise, guarantee, or provide any assurance of any kind in respect of, procurement of any specific terms or conditions related to the Debt Financing for any Approved Project; (y) the procurement of any specific terms or conditions related to the Debt Financing will be dependent on various factors outside of SKGC’s control, including prevailing market conditions; and (z) SKGC shall not be found in breach of its obligations under this Section 5.5 on the basis of availability of alternative Debt Financing options that may contain more favorable terms and conditions for the Approved Project than the terms and conditions of the Debt Financing procured by SKGC in respect of such Approved Project.

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ARTICLE 6.

CONSTITUTIONAL DOCUMENTS

Section 6.1

Inconsistency with JV Company Constitution. In the case of any discrepancy or conflict between this Agreement and the JV Company Constitution, the terms of this Agreement shall prevail and the JV Partners agree to amend, as necessary, the JV Company Constitution so that the JV Company Constitution reflect the terms and conditions of this Agreement. If such amendment is necessary, the JV Partners shall cause the JV Company to prepare amendments or restatements of the JV Company Constitution reflecting the terms and conditions of this Agreement, and shall cause the JV Company to convene a General Meeting and/or other relevant corporate proceedings/meetings in order to officially adopt the same.

Section 6.2

Inconsistency with JV Korea Articles. Subject to Section 6.1, in the case of any discrepancy or conflict between (x) this Agreement and the JV Company Constitution, on the one hand, and (y) the JV Korea Articles, on the other hand, the terms of this Agreement and the JV Company Constitution shall prevail and the JV Partners agree to amend, as necessary, the JV Korea Articles so that the JV Korea Articles reflect the terms and conditions of this Agreement and the JV Company Constitution. If such amendment is necessary, the JV Partners shall cause the JV Company to prepare amendments or restatements of the JV Korea Articles reflecting the terms and conditions of this Agreement and the JV Company Constitution, and the JV Partners shall exercise their rights in the JV Company to cause the JV Korea to convene a general meeting of shareholders and/or other relevant corporate proceedings in order to officially adopt the same.

ARTICLE 7.

THE BUSINESS; EXCLUSIVITY AND OTHER ARRANGEMENTS

Section 7.1

Business. The JV Partners agree that the Business, as conducted through the JV Company and the other JV Entities in accordance with this Agreement, may be further amended, updated, varied or modified from time to time either by the mutual agreement of the JV Partners in writing or by the unanimous decision of the Board.

Section 7.2	Approval of Projects.

(a)

The Board shall from time to time present to the JV Partners, and a JV Partner may from time to time present to the other JV Partner and the Board, all opportunities it deems appropriate to construct a plant to produce rPET Products using Loop Parent’s technology in Asia (each, a “Proposed Project”).

(b)

In connection with any Proposed Project, the Board shall provide the JV Partners, or the presenting JV Partner shall provide to the other JV Partner and the Board (as the case may be), information relating to such Proposed Project that the receiving party would reasonably require to make a preliminary investment decision about the Proposed Project, which shall be in the format of a typical business plan presentation and include a checklist and supporting documentation detailing, at a minimum, the following information:

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(i)

the projected cost of the Proposed Project (including TIC cost estimate with ±30% scenarios) with a breakdown of the portion to be funded via Capital Contributions and Debt Financing (which shall comply with the provisions of Section 5.5);

(ii)	the market (including target market, customer profile, customer demand, price level, product quality, promotion strategy);

(iii)	feedstock (availability, sources, price level, quality, supplier base);

(iv)	competitive landscape;

(v)	energy/utilities and local price levels;

(vi)	regulatory landscape (country or product specific);

(vii)	site locations (location options, merits and challenges, key decision factors);

(viii)	preliminary financial model;

(ix)	project structure (engineering, operations & maintenance, purchasing); and

(x)	incentives and subsidies (e.g., taxes on virgin PET, grants, governmental or regional support).

(c)

Each JV Partner shall, and shall cause the Board to, consider each Proposed Project in good faith. If each JV Partner whose Contribution Percentage is no less than 20% and the Board (whose decision shall be required to be unanimous for so long as each JV Partner’s Contribution Percentage is no less than 20%) approve a Proposed Project, such Proposed Project shall constitute an “Approved Project” and the Board shall be entitled to issue Additional Funding Capital Calls in connection with the funding of such Approved Project in accordance with Section 5.2 and to cause the JV Company (itself or through any JV Entity) to commence execution of such Approved Project in accordance with this Agreement.

(d)

The JV Partners acknowledge and agree that the First Plant shall be mutually designated and agreed between the JV Partners as the first Proposed Project and also the first Approved Project upon the satisfaction (or waiver) of the JV Korea Conditions in accordance with Section 4.2, and subject thereto, the JV Company shall, and the JV Partners shall (including by way of complying with their respective obligations to fund the Initial Capital Contributions) use commercially reasonable efforts to cause the JV Company to (itself or through the JV Korea), purchase and acquire from SKGC, on terms and conditions mutually acceptable to the JV Partners (acting in a commercially reasonable manner), SKGC’s title, rights and interest to and in the real estate that will form the site of the First Plant, situated on Lot 1-3, Yong-yeon District, Bugok-dong, Nam-gu, Ulsan (the “First Plant Site”) promptly upon the Initial Capital Contribution set forth in Section 5.1(a)(i) having been made by the JV Partners and in any case no later than by December 31, 2023. The JV Partners acknowledge and agree that the acquisition of the First Plant Site by the JV Company is a critical and material part of the initial implementation of the First Plant.

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(e)

If a JV Partner (provided that such JV Partner’s Contribution Percentage is no less than 20% and therefore is entitled to approve the Proposed Project) notifies the other JV Partner and the Board that it does not believe in good faith that the Proposed Project should be approved, then such Proposed Project shall constitute a “Carved-out Project”, and the other JV Partner shall be entitled to pursue such Carved-out Project independently and without being subject to the terms of this Agreement applicable to Approved Projects, provided that:

(i)	the other JV Partner’s pursuit of such Carved-out Project shall not prejudice or be deemed to supersede or override any JV Entity’s rights under the JV Transaction Documents;

(ii)

if the Carved-out Project is undertaken by SKGC, SKGC and Loop Parent shall enter into (1) a separate license agreement covering such Carved-out Project, on terms and conditions that are substantially the same as those set forth in the Loop Technology License Agreement (including as to the duration of the Exclusivity Period as set forth in Section 7.3 and the rights of exclusivity as set forth in the Loop Technology License Agreement, applying mutatis mutandis), except that (A) the royalty rate for (I) the first Carved-out Project undertaken by SKGC shall be between [***], as mutually determined between SKGC and Loop Parent and (II) all other Carved-out Projects undertaken by SKGC shall be mutually determined in good faith between SKGC and Loop Parent that shall be (x) based on market rates at the time such Carved-out Project is undertaken, and (y) not be subject to any EBIT Margin requirement, (B) the geographic limits of the license rights and exclusivities granted in favor of such Carved-out Project in the Loop Technology License Agreement shall be deemed to be further limited to the Asian country whose feedstock the Carved-out Project was reasonably intended to cover at the Proposed Project stage (the “Proposed Territory”), rather than all of Asia (and, for the avoidance of doubt, all such exclusivities shall not apply after the Exclusivity Period), (C) the Proposed Territory shall be removed from the geography in which the JV Entities have license rights and exclusivity under the Loop Technology License Agreement, and (D) Loop Parent shall be entitled to terminate such license agreement with respect to any Carved-out Project that ceases to be both (I) owned by SKGC or one of its majority-owned and Controlled subsidiaries (or any other Person who is accepted in writing by Loop Parent (in its sole discretion) as the new Controlling Person of such Carved-out Project) and (II) covered by the marketing agreement described in the following sub-Section (2); and (2) a separate marketing agreement covering such Carved-out Project, on terms and conditions that are substantially the same as those set forth in the Marketing Agreement; and

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(iii)

for the avoidance of doubt, if the Carved-out Project is undertaken by Loop, (1) the relevant Proposed Territory shall be removed from the geography in which the JV Entities have license rights and exclusivity under the Loop Technology License Agreement; and (2) nothing in the Loop Technology License Agreement shall prevent the Loop Parties from using or licensing, or otherwise commercializing, the Loop Parent technology in connection with the Carved-out Project in the relevant Proposed Territory.

Section 7.3	Exclusivity Period; Right of First Refusal.

(a)

Except as otherwise provided in Section 7.2(e) or Section 7.3(e), the JV Entities shall be entitled to enjoy the licenses granted to the JV Company under the Loop Technology License Agreement on an exclusive basis as set forth therein for a period of six (6) years from the BDP Date (such period, as amended by the following provisions of this Section 7.3, the “Exclusivity Period”), provided that, if the First Plant Milestone is not achieved by the third anniversary of the BDP Date (the “First Plant Milestone Deadline”), then the Exclusivity Period shall terminate automatically without further action on the third anniversary of the BDP Date.

(b)	If:

(i)	the First Plant Milestone is achieved prior to the expiry of the First Plant Milestone Deadline; and

(ii)

following the achievement of the First Plant Milestone and prior to the expiry of the original Exclusivity Period, the Commencement of Construction of at least one (1) Approved Project by any JV Entity (or at least one (1) Carved-out Project by SKGC or its Affiliate) designed to produce at least sixty (60) kilotons of rPET in Asia is achieved, then the Exclusivity Period shall be deemed to have been extended for an additional six (6) years from the date on which the Exclusivity Period was to originally expire (the “Second Exclusivity Period”).

(c)	If, during the Second Exclusivity Period:

(i)

Commencement of Construction is achieved by any of the JV Entities, the JV Partners and any of their Affiliates, individually or in the aggregate, on at least two (2) Qualifying Projects (whether such Qualifying Projects constitute Approved Projects or Carved-out Projects, unless there are only two (2) Qualifying Projects on which Commencement of Construction is achieved at such time and both are by Loop or its Affiliates);

(ii)	the Board does not or is unable to unanimously approve any of the Proposed Projects; or

(iii)

after the Commencement of Construction on one (1) Qualifying Project (whether such Qualifying Project constitutes an Approved Project or a Carved-out Project), the Board does not or is unable to unanimously approve any other Proposed Projects,

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then the Exclusivity Period shall be deemed to have been further extended for an additional six (6) years from the date on which the Second Exclusivity Period was to expire, unless the JV Partners mutually agree otherwise after good faith discussions before the end of the Second Exclusivity Period.

(d)

Except in the case that the Exclusivity Period is terminated at the First Plant Milestone Deadline in accordance with the proviso of Section 7.3(a), for two (2) years following the expiry of the Exclusivity Period, the JV Company shall be entitled to exercise a right of first refusal in favor of the JV Entities with respect to the development and operation of plants in Asia for the manufacture and sale of rPET Products that Loop Parent intends to explore, whether such opportunities or projects pertain to construction of new plants (i.e., greenfield) or renovation of existing plants (i.e., brownfield) (each such plant, a “Relevant Opportunity”) as set forth in this Section 7.3(d).

(i)

 Loop Parent shall deliver to the JV Company and SKGC a written notice (a “ROFR Notice”) stating any bona fide intention by Loop Parent to pursue a Relevant Opportunity, including such information relating to such Relevant Opportunity that the receiving party would reasonably require to make a preliminary investment decision about such Relevant Opportunity. Loop Parent shall use commercially reasonable efforts to provide any such information that SKGC may reasonably request that would be reasonably necessary for the JV Company to evaluate such Relevant Opportunity.

(ii)

At any time within thirty (30) Business Days after the receipt of the ROFR Notice, upon the approval of such Relevant Opportunity by SKGC, the Board (whether acting unanimously or solely with the approval of the SKGC Directors) may instruct the JV Company to accept Loop Parent’s invitation to take on (directly or through any other JV Entity) such Relevant Opportunity, and upon such acceptance by the JV Company, the Relevant Opportunity that is the subject matter of the ROFR Notice shall constitute an “Approved Project” for purposes of this Agreement, and the JV Company shall use commercially reasonable efforts to develop such Approved Project (either through the JV Company or through any other JV Entity as JV Company may see fit) in accordance with the project proposal as presented to the Board, including the timeline contemplated in such project proposal.

(iii)

If the JV Company declines the terms of the ROFR Notice or the ROFR Notice otherwise lapses without being accepted by the JV Company, then the JV Company shall be deemed to have waived all of its rights to pursue the applicable Relevant Opportunity (whether through the JV Company or through any other JV Entity) under this Agreement, and Loop Parent shall be free and entitled to pursue the Relevant Opportunity independently of and without any further obligation to any JV Entity pursuant to this Section 7.3(d).

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(e)

 Notwithstanding the termination of this Agreement or the dissolution of any JV Entity, except in the case that such termination or dissolution is the result of the termination by Loop Parent of the Loop Technology License Agreement or Marketing Agreement for breach by any other party thereto, the JV Partners and Loop Parent agree that, upon such termination or dissolution, with respect to any Approved Project that is assigned by the relevant JV Entity to one of the JV Partners, the owner of such Approved Project shall be deemed to have been assigned the rights of the relevant JV Entity under the Loop Technology License Agreement and the Marketing Agreement, provided that, if such owner is SKGC, SKGC continues to make royalty payments to Loop Parent in accordance with the relevant terms of the Loop Technology License Agreement and is not otherwise in breach thereof, and, if requested by SKGC, Loop Parent and SKGC shall enter into (1) a new technology license agreement on the same terms and conditions as those that are set forth in the Loop Technology License Agreement (including as to the duration of the Exclusivity Period as set forth in this Section 7.3 and the rights of exclusivity as set forth in the Loop Technology License Agreement, applying mutatis mutandis), except that (A) such license shall be solely for the relevant Approved Projects being assigned; (B) the geographic limits of the license rights and exclusivities granted in favor of such Approved Project in the Loop Technology License Agreement shall be deemed to be further limited to the Proposed Territory for the relevant Approved Project, rather than all of Asia (and such exclusivities shall not apply after the Exclusivity Period); (C) the Proposed Territory shall be removed from the geographies in which the other JV Partner or any JV Entity has license rights and exclusivity under the Loop Technology License Agreement; and (D) Loop Parent shall be entitled to terminate such license agreement with respect to any Approved Project that is not or ceases to be both (I) owned by SKGC or one of its majority-owned and Controlled subsidiaries (or any other Person who is otherwise accepted in writing by Loop Parent (in its sole discretion) as the new Controlling Person of such Carved-out Project) and (II) covered by the marketing agreement described in the following sub-Section (2); and (2) a new marketing agreement on the same terms and conditions as those that are set forth in the Marketing Agreement;

(f)

Notwithstanding anything to the contrary in this Agreement or any other JV Transaction Document, during the Exclusivity Period, SKGC shall be prohibited from developing, licensing, marketing, commercializing or manufacturing (i) manufacturing technology based on methanolysis [***], or (ii) rDMT/rMEG Products produced using such technology; provided that the foregoing shall not prohibit SKGC from developing, licensing, marketing, commercializing or manufacturing the technology or products contemplated in (i) and (ii) respectively where such activities are conducted solely in connection with (A) any Carved-out Project undertaken by SKGC or (B) any Approved Project as provided for in the joint development agreement memorandum of understanding (the “JD MOU”), as mutually agreed to by SKGC and Loop Parent.

Section 7.4

 Joint Ventures with Local Partners. From time to time, as determined by the JV Company, any JV Entity may enter into joint ventures with local partners in various jurisdictions within Asia, provided that, as a matter of a primary commercial principle, the JV Company shall require a majority, Controlling stake in such joint venture with local partners.

Section 7.5	Operation of the JV Entities.

(a)	SKGC shall be responsible for the following aspects relating to the operation of the JV Entities:

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(i)	subject to the terms of the JV Transaction Documents, the business and commercial operation of JV Entities on a general as well as on a day-to-day basis; and

(ii)	facilitating appropriate Debt Financing for the JV Entities in accordance with Section 5.5.

(b)

Loop Parent shall make available its production and demonstration facility in Québec, Canada (the “Production and Demonstration Facility”) to the JV Company for demonstration purposes for the JV Company’s proposed and actual customers. The Production and Demonstration Facility shall also be made available to the JV Company for research and development, on terms and conditions mutually agreed upon by SKGC and Loop Parent. Loop Parent acknowledges the significance of operating and maintaining its Production and Demonstration Facility and agrees that prior to the First Plant becoming operational, unless with the unanimous approval of its board of directors, Loop Parent shall continue to own, operate and maintain its Production and Demonstration Facility in the ordinary course of business.

(c)

Except as otherwise provided in this Agreement or provided or agreed in the BDP (or in respect of any Approved Project other than the First Plant, the respective front end loading (FEL 3) feasibility basic engineering package), or any documents provided to the JV Partners in accordance with Section 7.2(b) in respect of the relevant Approved Project (including the relevant Debt Financing), the JV Entities shall consult with the JV Partners and procure the written approval of the JV Partners (not to be unreasonably withheld, conditioned, or delayed), in each case, prior to making any material decision or entering into any material agreement regarding:

(i)	the engineering, procurement or construction of the First Plant or any Approved Project;

(ii)	any change in the design or implementation timeline of the First Plant or any Approved Project;

(iii)

any change in the Debt Financing Key Terms or the amortization schedule for any Debt Financing for the First Plant or any subsequent Approved Project, or any other change in the Debt Financing for the First Plant or any subsequent Approved Project that would materially adversely impact a JV Partner in a manner different than the other JV Partner;

(iv)

any material deviation from the final project proposal forming the basis of the final investment decision by the board of directors (or equivalent body) of each JV Partner with respect to the First Plant or any Approved Project;

(v)	operation and/or maintenance of the First Plant or any Approved Project by any person or entity not party to this Agreement; and

(vi)	supply of any feedstock used to produce rPET Products at the First Plant or any Approved Project;

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provided that, the written approval of a JV Partner whose Contribution Percentage is no less than 20% shall not be required in respect of any of the foregoing matters other than in respect of sub-Section (iii) above.

(d)

From and after the Effective Date, SKGC and the JV Entities, shall (a) upon reasonable advance notice, provide Loop and its representatives with such access (during normal business hours and in a manner that would not cause any material disruption) as Loop may reasonably require to (I) all of the JV Entities’ properties, assets, contracts, books and records and other documents, data and information, (II) all employees of the JV Entities; and (III) any other information relating to the business, properties, assets and personnel of the JV Entities, and (b) provide Loop with reasonably detailed periodic reports, no less than once quarterly, regarding the project development and construction of the First Plant and any Approved Project.

(e)

SKGC may provide, or may cause its Affiliates to provide, in each case, at SKGC’s sole discretion, consulting services to the JV Entities on such terms and conditions as may be unanimously agreed by the Board.

(f)	The JV Entities shall adopt customary anti-bribery, anti-corruption, anti-money laundering, and environmental, social and governance (ESG) policies.

Section 7.6	Loop Technology License Agreement; Service Agreements; and Marketing Agreement. Concurrently with the execution of the Joinder Agreement by the JV Company:

(a)

Loop Parent and the JV Company shall enter into a license agreement on terms to be mutually agreed between Loop Parent and the JV Company (the “Loop Technology License Agreement”), provided that, the Loop Technology License Agreement shall incorporate and give effect to the Performance Target Protocols Appendices substantially in the form and substance attached hereto as Exhibit D;

(b)

JV Company shall enter into such service agreement(s) with SKGC and/or certain other service providers as are required for the operation of the First Plant and other Approved Projects, on terms to be mutually agreed between the JV Partners each acting in a commercially reasonable manner (the “Service Agreements”); and

(c)	Loop Parent, SKGC and the JV Company shall enter into a sales and marketing agreement on terms to be mutually agreed between Loop Parent, SKGC and the JV Company (the “Marketing Agreement”).

Section 7.7	SK Licensing and Technical Support.

(a)

SKGC may, at its sole discretion, enter into, or cause one (1) or more of its Affiliates to enter into, agreement(s) from time to time concerning licensing of technology to one or more JV Entities on terms and conditions unanimously agreed by the Board.

(b)

SKGC may, at its sole discretion, enter into, or cause one (1) or more of its Affiliates to enter into, agreement(s) from time to time concerning provision of technical support to one or more JV Entities on terms and conditions unanimously agreed by the Board.

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Section 7.8

R&D Services. Loop Parent and SKGC shall provide research and development services through shared services arrangements to be agreed by Loop Parent and SKGC. If the CTO determines an area or scope for research and development, then the appropriate JV Entity(s) may enter into a joint development agreement with Loop Parent and SKGC on terms and conditions to be unanimously agreed by the Board. Loop Parent and SKGC agree that the operation methodology of the JV Entities’ research and development function shall be re-visited and re-evaluated by Loop Parent and SKGC upon the earlier of (a) establishment of a second plant across the JV Entities; and (b) the establishment of the JV Korea.

Section 7.9

Package Branding of JV Entities. The JV Entities’ corporate branding shall consist of new corporate branding (the “JV Brand”) either specifically designed for use by the JV Entities or that synthesizes and combines the corporate branding of each JV Partner that consents in writing to use of its corporate branding as part of the JV Brand. The JV Entities shall:

(a)

with respect to any retail package branding for customers doing business only in Asia whose products are only intended for sale to end customers in Asia, use the JV Brand that incorporates the Loop corporate branding (the use of which will be subject to a royalty-free license granted by Loop Parent);

(b)

with respect to retail package branding for any other brands or customers [***] or products intended for sale to end customers outside of Asia, use the Loop corporate branding (the use of which will be subject to a royalty-free license granted by Loop Parent); and

(c)	with respect to not-for-retail package branding, use the JV Brand.

ARTICLE 8.

PREEMPTIVE RIGHTS

Section 8.1

In the event the JV Company, subject to the unanimous approval of the Board, proposes to issue any new Equity Securities in the JV Company (outside of the Approved Additional Funding process), the JV Company shall first offer such Equity Securities (the “New Equity Securities”) to each JV Partner as follows:

(a)

The Board shall give notice (the “Offer Notice”) to each JV Partner, stating (i) its bona fide intention to offer the New Equity Securities, (ii) the number of the New Equity Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer the New Equity Securities.

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(b)

 By notification to the JV Company within twenty (20) days after the Offer Notice is given, each JV Partner may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of the New Equity Securities which equals the proportion that the number of Shares then held by such JV Partner (including all Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any other Equity Securities in the JV Company then held by such JV Partner) bears to the total number of Shares then outstanding (assuming full conversion and/or exercise, as applicable, of all other Equity Securities in the JV Company then outstanding). At the expiration of such twenty (20) day period, the JV Company shall promptly notify each JV Partner that elects to purchase or acquire all the New Equity Securities available to it (each, a “Fully Exercising Partner”) of any other JV Partner’s failure to do likewise (if at all) (each such notice, an “Excess Offer Notice”). During the ten (10) day period commencing after the JV Company has given any Excess Offer Notice, each Fully Exercising Partner may, by giving notice to the JV Company, elect to purchase or acquire, in addition to the number of the New Equity Securities specified above, up to the full amount of the New Equity Securities in JV Company that were not subscribed for by the other JV Partners. The closing of any sale pursuant to this Section 8.1(b) shall occur by the later of forty (40) days following the date that the Offer Notice is given and the date of consummation of any initial sale of any New Equity Securities in JV Company pursuant to Section 8.1(c).

(c)

 If all the New Equity Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 8.1(b), the JV Company may, during the ninety (90) day period following the expiration of the periods provided in Section 8.1(b), offer and sell the remaining unsubscribed portion of such the New Equity Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the JV Company does not enter into an agreement for the sale of the New Equity Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the preemptive right provided in favor of the JV Partners under this Article 8 shall be deemed to be revived and the New Equity Securities shall not be offered unless first reoffered to the JV Partners in accordance with this Section 8.1.

(d)	The right of first offer in this Section 8.1 shall not be applicable to the extent the New Equity Securities are to be issued:

(i)

by reason of a stock dividend, stock split or other distribution on Shares, which in each case does not vary or otherwise alter any JV Partner’s ownership percentage in the Equity Securities in the JV Company;

(ii)	as part of employee stock option plan or other similar incentive plan or package; or

(iii)	upon the conversion or exchange of convertible securities, in each case provided such issuance was previously made in accordance with this Article 8.

ARTICLE 9.

SHARE TRANSFER RESTRICTIONS

Section 9.1

No restrictions on Section 5.3(f)Transfer. Each Party acknowledges and agrees that that a Transfer of the relevant Funding Default Securities pursuant to Section 5.3(f) shall not be subject to any restrictions on Transfer set forth in any JV Transaction Document, including the restrictions on Transfer set forth in Article 9, except the restrictions contained in Section 9.6 and Section 9.7, which shall apply to such Transfers.

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Section 9.2

Lock-up Period. Each JV Partner covenants and agrees not to Transfer all or any portion of its Equity Securities in the JV Company for a period of ten (10) years from the formation of the JV Company (the “Lock-up Period”), except to the extent such Transfer is expressly permitted under and made in accordance with Section 9.4, Section 9.5 and Section 9.6, as applicable. The failure of a JV Partner to comply with this Article 9 shall constitute a material breach of this Agreement.

Section 9.3

Following the Lock-up Period. Upon the expiry of the Lock-up Period, either JV Partner may Transfer any of its Equity Securities in the JV Company (i) to any Person who is not a Competitor of any JV Entity or the other JV Partner or (ii) otherwise with the prior written consent of the other JV Partner, which consent may be granted or withheld in the sole discretion of the other JV Partner.

Section 9.4

Affiliate Transfer. The provisions of Section 9.2 shall not apply to any Transfer by a JV Partner of all of its Equity Securities in the JV Company to an Affiliate of such JV Partner; provided, however, that: (i) the obligations of the transferor JV Partner under this Agreement shall be unaffected by such Transfer and remain in full force and effect; (ii) the transferee Affiliate shall have executed and delivered a Joinder Agreement in accordance with Section 9.6 below; (iii) the transferor JV Partner shall have guaranteed in a writing delivered to the JV Company and the other JV Partner the performance by the transferee Affiliate of all of such transferor JV Partner’s obligations under this Agreement, and all of its and its Affiliates’ obligations under any JV Transaction Document to which such transferor JV Partner or its Affiliate is a party or otherwise bound, including the Joinder Agreement; (iv) if at any time such transferee Affiliate ceases to be an Affiliate of such transferor JV Partner, the JV Company, such transferor JV Partner and such transferee Affiliate shall take such action as is necessary to cause there to be an immediate and unconditional reconveyance of the Equity Securities in the JV Company back to the transferor JV Partner, it being understood and agreed that any failure to effect such reconveyance of such Equity Securities in the JV Company within sixty (60) Business Days of such transferee Affiliate ceasing to be an Affiliate of such transferor JV Partner shall be deemed to be a material breach of this Agreement by such transferor JV Partner and such transferee Affiliate; and (v) such Transfer is permitted only to a majority-owned and Controlled subsidiary of the JV Partner.

Section 9.5

Permitted Lien Transfer. Notwithstanding anything to the contrary in this Agreement, the following shall be permitted without approval of the other JV Partner: (i) the direct or indirect grant of any Lien on any Equity Securities in the JV Company pursuant to a bona fide pledge or security agreement any JV Partner may enter into with lenders as part of a bona fide security interest, (ii) other Lien being created over other material assets of such JV Partner; and (iii) any Transfer in connection with any foreclosure or other exercise of remedies in respect of any Equity Securities in the JV Company subject to a Lien referred to in the foregoing clauses (i) and (ii).

Section 9.6

Joinder. In order for any JV Partner to Transfer any Equity Securities in the JV Company to a Person not already a party to this Agreement, such transferor JV Partner shall require such transferee, as a condition of the Transfer, to execute and deliver to the JV Company and the other JV Partner a joinder agreement substantially in the form and substance attached hereto as Exhibit C and made a part hereof (the “Joinder Agreement”), confirming that such transferee shall be bound by this Agreement as a JV Partner in respect of such Equity Securities in the JV Company Transferred thereto; provided that, in the case of a Transfer of any Funding Default Securities pursuant to Section 5.3(f) and Section 9.1, such Transferee shall be required to be bound only to Article 6, Article 9, Article 14, Article 15, Article 16, Article 17, Article 18, Article 19, Article 20 and related definitions as if it were a JV Partner.

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Section 9.7

Contravention and Damages. Without prejudice to any other remedies available under applicable Law against the transferor JV Partner, any Transfer or attempted Transfer of Equity Securities in the JV Company not made in conformance with this Agreement (i) shall be null and void ab initio, (ii) shall not be recorded in the books of the JV Company and shall not be recognized by the JV Company without the prior written consent of all the JV Partners, and the purported transferee in any such Transfer shall not be treated as the owner of such Equity Securities in the JV Company for any purposes of this Agreement (and the purported transferee shall continue to be treated as the owner of such Equity Securities in the JV Company).

ARTICLE 10.

GENERAL MEETING

Section 10.1

The General Meetings. The JV Company shall hold ordinary General Meetings and extraordinary General Meetings. The JV Company shall hold ordinary General Meetings within three (3) months after the end of each fiscal year of the JV Company. The date, time and place of such General Meetings shall be determined by the Board (with the time beginning no earlier than 8:00 a.m. and ending no later than 10:00 p.m. Eastern time). The JV Partners shall permit the JV Company to hold extraordinary General Meetings from time to time as determined by the Board, provided that all necessary requirements (including the proper and timely notice of the meeting) have been duly satisfied.

Section 10.2

Notice. In convening a General Meeting, a written notice thereof (the “General Meeting Notice”) shall be given in English to all JV Partners and other Persons entitled to receive such notice not less than fourteen (14) days nor more than sixty (60) days prior to the date set for the applicable General Meeting. The above period may be shortened or omitted with the written consent of all of the JV Partners of the JV Company before any such meeting. The General Meeting Notice shall state the agenda, date, time and place for the General Meeting. The General Meeting shall resolve only those matters stated in the General Meeting Notice, unless all the JV Partners of the JV Company, whether present or not, unanimously agree otherwise.

Section 10.3

Quorum. Except as otherwise required by applicable Law, the JV Company Constitution or this Agreement, a quorum at any General Meeting shall consist of each JV Partner whose Contribution Percentage is no less than 20% present, either in person or by proxy. No General Meeting shall be validly convened or constituted unless the foregoing quorum is present at such meeting. Notwithstanding the foregoing, if such quorum is not present, the applicable General Meeting shall be adjourned and the JV Company shall send a notice of convocation of the adjourned General Meeting on the immediately following Business Day and (unless the JV Partners mutually agree otherwise) the adjourned General Meeting shall be held at the same time and place on the fourteenth (14th) calendar day following the date of such convocation notice. If such quorum is still not present at the adjourned General Meeting, one JV Partner present at such adjourned General Meeting shall be deemed to satisfy the quorum and the adjourned General Meeting shall be deemed to have been validly held. The JV Company shall provide a Korean-English interpreter at its own expense at the request of Loop.

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Section 10.4

Resolution. Except as otherwise provided in this Agreement or where a greater majority is required by applicable Law, the JV Company Constitution or this Agreement, all resolutions at a General Meeting shall be adopted by the affirmative vote of a simple majority of the Shares represented, in person or by proxy, at such General Meeting. The Board Chairperson shall serve as the chairperson of all General Meetings. For the avoidance of doubt, the chairperson of the General Meeting shall not have a second or casting vote.

Section 10.5

Matters Requiring Unanimous Consent. Notwithstanding anything to the contrary contained in this Agreement, the consent of each JV Partner is required for all actions of the JV Company listed in Schedule 2, provided that if a JV Partner’s Contribution Percentage is less than 20%, then their consent shall not be required for items (a), (b), (d) (other than in respect of the JV Transaction Documents), (g), (i) or (j) in Schedule 2. Without limiting the generality of the foregoing, the JV Partners and the JV Company shall take all necessary actions to implement the foregoing, including but not limited to, effecting any amendments to the JV Company Constitution and any other organizational documents of the JV Company, to ensure that the affirmative vote of each JV Partner is required for all actions of the JV Company listed in Schedule 2, provided that if a JV Partner’s Contribution Percentage is less than 20%, then their consent shall not be required for items (a), (b), (d) (other than in respect of the JV Transaction Documents), (g), (i) or (j) in Schedule 2. If such JV Partners cannot come to a unanimous decision at a General Meeting with regard to any of the items set out in Schedule 2, the Board Chairperson shall promptly refer such matter to such JV Partners, who shall attempt to resolve such matter within a period of thirty (30) days following the referral to them of such matter. If such deadlock is not resolved during such period, the Board Chairperson shall promptly refer such matter in writing to the senior management of each such JV Partner for resolution in good faith. If the senior management of such JV Partners cannot reach an agreement with respect to such matter within a period of thirty (30) days following the referral to them of the issue subject to a deadlock, such deadlocked matter will not be approved. Any written referrals to the JV Partners (or their senior management, as applicable) in accordance with this Section 10.5 shall include a statement that a deadlock has been reached under this Section 10.5, a brief description of the matter in dispute, each such JV Partner’s position with respect thereto and the period set forth for resolving such deadlock under this Section 10.5.

Section 10.6

 Minutes. The proceedings of General Meetings and the results thereof shall be recorded in meeting minutes which shall be signed by the Board Chairperson (as chairperson of the General Meeting) and the Directors present, and kept at the registered head office of the JV Company. All minutes of General Meetings shall be prepared in both Korean and English. In the event of any conflict or discrepancy, the English version shall prevail over the Korean version.

ARTICLE 11.

THE BOARD OF DIRECTORS

Section 11.1

Board of Directors. Except as otherwise required by applicable Law, the JV Company Constitution or this Agreement, the responsibility for the direction and supervision of the Business and affairs of the JV Company and the other JV Entities shall be vested in the Board of Directors. The Board may delegate its authorities to certain appropriate Directors and officers of the JV Company in accordance with this Agreement, applicable Law and/or the JV Company Constitution, as may be applicable.

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Section 11.2

Directors. Each JV Partner shall exercise its respective voting rights in the JV Company and shall take all other necessary or desirable actions within such JV Partner’s control to ensure the following:

(a)	The Board of Directors shall consist of five (5) directors (each, a “Director”).

(b)

Of the members of the Board, so long as neither SKGC’s nor Loop’s respective Contribution Percentage is less than 20%, SKGC shall be entitled to designate, nominate and have elected three (3) Directors (the “SKGC Directors”) and Loop shall be entitled to designate, nominate and have elected two (2) Directors (the “Loop Directors”). In the event that the Contribution Percentages of the JV Partners is altered in a manner that results in either of the JV Partner’s Contribution Percentage being less than 20%, then until such point in time and unless such JV Partner (whose Contribution Percentage has become less than 20%) causes its Contribution Percentage to be equal to or greater than 20%, such JV Partner shall no longer be entitled to designate, nominate and have elected any Director and, in lieu of such number of Directors that such JV Partner was originally entitled to designate, nominate and have elected, such JV Partner shall have the right to nominate the equivalent number of non-voting observers to attend meetings of the Board and to be provided with the same information pertaining to the JV Company that a Director would receive in its capacity as a Director. In furtherance of the foregoing provisions, each JV Partner acknowledges and agrees that it shall promptly cause the resignation of its incumbent Director appointees as contemplated above and, if applicable, to cooperate with the other JV Partner with respect to appointment or replacement of their Director nominees, as applicable and in each case, as contemplated above.

(c)

The term for each Director shall be three (3) years; provided, however, that such term may be extended until the close of the ordinary General Meeting concerning the last fiscal year that ended during the term of the applicable Director. Subject to sub-Section (b) above, after the end of the term of any Director, the JV Partner who designated such individual shall have the right to designate, nominate and have elected the same individual or a different individual as a Director. In the event of any vacancy created on the Board at any time and for any reason (whether as a result of death, disability, retirement, resignation, or removal pursuant to this Section 11.2), the JV Partner who designated such individual shall have the right to designate, nominate and have elected a different individual to replace such Director for the remainder of the replaced Director’s term.

(d)

SKGC shall appoint one (1) of the SKGC Directors to act as the chairperson of the Board (the “Board Chairperson”). The Board Chairperson shall serve as the chairperson of all meetings of the Board. For the avoidance of doubt, the Board Chairperson shall not have a second or casting vote at any meetings of the Board.

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(e)

At the time of the completion of any Transfer of all of the Shares held by a JV Partner, unless for the Transfer to Affiliate(s) pursuant to Section 9.4 such JV Partner shall procure the resignation of each Director nominated by it.

(f)

Subject to sub-Section (b) above, each JV Partner shall have the right at any time to remove (with or without cause) or cause the resignation of any Director designated by such JV Partner for election to the Board. If a Director fails to resign from his or her office at the request of the JV Partner that designated such Director for election to the Board (or if there is a failure to procure the resignation of a Director where such resignation is required under Section 11.2(e)), each JV Partner shall exercise its respective voting rights in the JV Company to adopt a resolution to remove and dismiss the relevant Director from the Board. A JV Partner exercising its right pursuant to this Section 11.2(f) to remove a Director designated by such JV Partner shall fully indemnify and hold harmless the other JV Partner (and its successors, permitted assigns, employees, directors and officers) and the JV Company from and against any and all losses suffered, sustained or incurred by or imposed upon any of them as a result of, relating to or arising out of or in connection with such removal.

Section 11.3

Meeting of the Board of Directors. Meetings of the Board may be called by the Board Chairperson or any other Director upon sufficient notice pursuant to Section 11.4 below. The Board of Directors shall meet no less than once a quarter at such times (which shall begin no earlier than 8:00 a.m. and end no later than 10:00 p.m. Eastern time) and in such places as the Board shall designate from time to time, whether inside or outside of Singapore. Without limiting the generality of the foregoing, any Director may participate in any meeting of the Board by means of video conference, teleconference, or other similar communications equipment by means of which all individuals participating in the meeting can hear each other (“Audio Conferencing”) in lieu of physical attendance at such meeting, and a Director’s such participation by Audio Conferencing shall constitute such Director’s presence in person at the meeting. The JV Company shall provide a Korean-English interpreter at its own expense at the request of one (1) or more Loop Directors.

Section 11.4

Notice. In convening a meeting of the Board of Directors, a written notice in English stating the agenda, date, time and place of such meeting shall be given by the Board Chairperson or other Director convening such meeting, at least fourteen (14) calendar days prior to the date set for the applicable meeting of the Board. The above notice period may be shortened or waived upon the written consent of all the Directors prior to any such meeting of the Board. Unless all incumbent Directors waive such restriction, no matter may be voted upon at any meeting of the Board if such matter was not included in the agenda of the written notice.

Section 11.5

Quorum. A quorum for a meeting of the Board of Directors shall be the presence of at least a majority of Directors then in office, provided that at least one (1) SKGC Director and at least one (1) Loop Director (in each case, to the extent appointed) is present at such meeting. No meeting of the Board of Directors shall be validly convened or constituted unless the foregoing quorum is present at such meeting.

Section 11.6

Resolutions. Unless otherwise required by applicable Law, the JV Company Constitution or this Agreement, all actions and resolutions of the Board of Directors shall be adopted by the affirmative vote of a simple majority of the Directors present at a meeting of the Board duly convened and constituted in accordance with this Article 11; provided, however, that the matters specified in Schedule 3 hereto shall require the approval or affirmative vote of the Board acting unanimously for so long as each JV Partner’s Contribution Percentage is no less than 20%, and otherwise by the approval or affirmative vote of a simple majority of the Directors.

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Section 11.7

Voting by Directors. Subject to applicable Law, each SKGC Director and Loop Director shall have the right to multiple votes in the event that not all SKGC Directors or Loop Directors, as applicable, are present at a meeting such that one (1) SKGC Director and/or Loop Director present at such meeting shall be entitled, respectively to vote on behalf of each SKGC Director and/or Loop Director, as the case may be, who is absent from such meeting (e.g., if only one (1) SKGC Director is present at a meeting of the Board, such SKGC Director shall have a number of votes equal to the total number of SKGC Directors on any matter voted on at such meeting). For the avoidance of doubt, the chairperson of the meeting of the Board of Directors shall not have a second or casting vote.

Section 11.8

Deadlock Resolution. If the Board is unable to come to a unanimous decision at a meeting of the Board with regard to any of the items set out in Schedule 3, the Board Chairperson shall promptly refer such matter to the JV Partners, who shall attempt to resolve such matter within a period of thirty (30) days following the referral to them of such matter. If such deadlock is not resolved during such period, the Board Chairperson shall promptly refer such matter in writing to the senior management of each JV Partner for resolution in good faith. If the senior management of the JV Partners cannot reach an agreement with respect to such matter within a period of thirty (30) days following the referral to them of the issue subject to a deadlock, such deadlocked matter will not be approved. Any written referrals to the JV Partners (or their senior management, as applicable) in accordance with this Section 11.8 shall include a statement that a deadlock has been reached under this Section 11.8, a brief description of the matter in dispute, each JV Partner’s position with respect thereto and the period set forth for resolving such deadlock under this Section 11.8.

Section 11.9

Minutes. Minutes of each meeting of the Board shall be signed by all of the Directors present at the meeting, and shall be kept at the JV Company’s registered head office. All minutes of the meetings of the Board shall be prepared in both Korean and English, and in the event of any conflict or discrepancy, the English version shall prevail over the Korean version.

Section 11.10

Committees of the Board of Directors. The Board of Directors may establish such committees as it deems appropriate from time to time, so long as each committee includes at least one (1) Director from each JV Partner.

Section 11.11

Indemnification of Directors. To the maximum extent permitted by applicable Law and other than in the case of gross negligence, willful misconduct and/or fraud, the JV Company shall indemnify each Director against all claims, judgments, liabilities (including liabilities to the JV Company), damages, expenses and costs (including attorneys’ fees and disbursements) for which such Director has been held liable or which such Director has incurred in connection with or arising out of the performance of his or her duties in his or her official capacity as a Director, if such Director, acted in good faith and for a purpose and in a manner that such Director reasonably believed to be in the best interests of the JV Company. The JV Company shall obtain and maintain a Directors’ liability insurance policy with commercially reasonable coverage.

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ARTICLE 12.

MANAGEMENT TEAM; OTHER PERSONNEL

Section 12.1	Chief Financial Officer; Chief Technology Officer.

(a)

The JV Company shall have one (1) chief financial officer (the “CFO”), and one (1) chief technology officer (the “CTO”), who shall be appointed by the approval or affirmative vote of the Board acting unanimously for so long as each JV Partner’s Contribution Percentage is no less than 20%, and otherwise by the approval or affirmative vote of a simple majority of the Directors.

(b)	The JV Partners agree that the primary responsibilities and duties of the CTO shall include:

(i)	management and overseeing of technical and operational upgrades to the technology adopted and utilized by the JV Entities;

(ii)	nomination of the chief technology officer or equivalent technological lead at each JV Entity other than the JV Company;

(iii)	supervision and decision-making on core issues presented to the Board;

(iv)	assistance to ongoing projects of the JV Entities;

(v)	daily supervision on the operation and adoption or development of new technology;

(vi)	coordinating the engineering team; and

(vii)

meeting and conferring regularly with the JV Partners (upon request and via attending the technology committee of the Board) to share information on technology improvements, upgrades, operational improvements and key performance indicator information.

(c)	The JV Partners agree that the primary responsibilities and duties of the CFO shall include:

(i)

the finance, accounting, tax, and treasury functions of the JV Entities, including the nomination of the chief financial officer or equivalent functional lead at each JV Entity other than the JV Company; and

(ii)	the JV Entities’ internal controls related to financial reporting.

Section 12.2

Other Management. Except in respect of the appointment of the CFO and the CTO, and the nomination of their equivalent functional leads at each JV Entity in accordance with Section 12.1 or as otherwise required pursuant to Section 11.6, all senior management and officers of the JV Company (including, for the avoidance of doubt, the chief executive officer), including their positions, designations and appointment methods, shall be determined by the Board of Directors acting by a simple majority.

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Section 12.3

Statutory Auditor. The JV Company shall have one (1) statutory auditor to be appointed by the Board (acting unanimously). The statutory auditor shall be non-standing and shall not be entitled to any remuneration.

ARTICLE 13.

ACCOUNTING, FINANCIAL POLICIES & BUSINESS PLAN

Section 13.1

Fiscal Year. The fiscal year of the JV Company shall begin on January 1 of each year and end on December 31 of the same year; provided, however, that the first fiscal year of the JV Company shall begin on the applicable date of formation of the JV Company and end on the first December 31 occurring thereafter.

Section 13.2

Accounting Consolidation. The JV Partners agree that the JV Company and the other JV Entities are each intended to be, and shall be treated as, a consolidated subsidiary of SKGC under K-IFRS. If following the Effective Date any of the JV Company and the other JV Entities is no longer able to be treated as a consolidated subsidiary of SKGC under K-IFRS due to a change in the applicable accounting standards, as confirmed in writing by notice from SKGC delivered to Loop and the JV Company, then, the JV Partners shall, each using best efforts and acting reasonably, discuss and attempt to agree upon such amendments to this Agreement as shall be reasonably necessary both to result in the JV Company and the other JV Entities each being able to be treated as a consolidated subsidiary of SKGC under K-IFRS and to preserve the material rights of and benefits to the Loop Parties and their Affiliates reflected in this Agreement and the Transaction Documents prior to such change in the applicable accounting standards.

Section 13.3

Financial Statements. The JV Partners shall cause the JV Company to provide to each JV Partner the information and materials set forth in sub-Sections (a) through (c) below (in the case of Loop, together with an English version or translation thereof):

(a)

within fifty (50) days after the end of each fiscal year, draft audited financial statements (including footnotes thereto) consisting of at least a balance sheet as of the end of such fiscal year and the related statements of income (including earnings per share) for the fiscal year then ended, prepared in accordance with accounting principles and practices generally accepted in Singapore (including the SFRS);

(b)

within seventy-five (75) days after the end of each fiscal year, (i) annual management reports and (ii) audited financial statements (including footnotes thereto) consisting of a balance sheet as of the end of such fiscal year and the related statements of income (including earnings per share), JV Partners’ equity and cash flows for the fiscal year then ended, prepared in accordance with accounting principles and practices generally accepted in Singapore (including the SFRS); and

(c)

within thirty-five (35) days after the end of each fiscal quarter, unaudited financial statements (including footnotes thereto) consisting of a balance sheet as of the end of such fiscal quarter and the related statements of income (including earnings per share), JV Partners’ equity and cash flows for the fiscal quarter then ended, prepared in accordance with accounting principles and practices generally accepted in Singapore (including the SFRS), and certified by the CFO of the JV Company.

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Section 13.4

Books and Records. The books and records of the JV Company shall be maintained in accordance with applicable Law and accounting principles and practices generally accepted in Singapore and shall accurately reflect the JV Company’s financial position and results of operations. A JV Partner and its authorized representatives shall be allowed access to examine the books and records of the JV Company, including remotely by electronic means where practicable, at any reasonable time following reasonable notice in accordance with applicable Law.

Section 13.5

Business Plans. The business plan for each fiscal year of the JV Company shall be prepared by the senior management of the JV Company and approved by the Board as soon as practicable after the end of the preceding fiscal year, and such business plan shall be reported to the Board for their review and comment during the first quarter following the end of the preceding fiscal year.

Section 13.6

Dividends; Distributions, Return of Capital. To the extent permitted by applicable Law and subject to the balance of this Section 13.6, in respect of any fiscal year, the JV Partners may, solely in accordance with Section 10.5, cause the JV Company to declare and pay dividends, make any capital distributions, or otherwise return capital to the JV Partners in compliance with applicable Laws.

ARTICLE 14.

TERM AND TERMINATION

Section 14.1

Term. This Agreement shall become effective on the Effective Date and shall continue in full force and effect in perpetuity until this Agreement is terminated in accordance with this Article 14 or other applicable provisions hereof (the “Term”).

Section 14.2	Automatic Termination. This Agreement shall automatically terminate with immediate effect upon the occurrence of one (1) or more of the following events:

(a)	upon only one (1) JV Partner remaining as a JV Partner of the JV Company; or

(b)	by mutual written agreement between the JV Partners.

Section 14.3

Other Termination Events. This Agreement may be terminated by the relevant JV Partner specified below in this Section 14.3, with immediate effect by providing written notice thereof to the other JV Partner upon the occurrence of one (1) or more of the following events:

(a)

by a JV Partner (so long as the following event is not attributable to such JV Partner exercising the right to terminate this Agreement), if the other JV Partner (i) becomes the subject of a voluntary petition in bankruptcy or (ii) becomes the subject of an involuntary petition in bankruptcy which is not dismissed within ninety (90) days; or

(b)

either JV Partner (so long, in the case of SKGC, as the basis for the following event is not a breach of the Loop Technology License Agreement by the JV Company) in the event that the Loop Technology License Agreement is terminated in accordance with the terms thereof without Loop and the JV Company (and, if applicable, SKGC) having entered into one or more agreements that expressly provide for the replacement or substitution of the Loop Technology License Agreement.

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ARTICLE 15.

CONSEQUENCE OF TERMINATION

Section 15.1

No Prejudice. The termination of this Agreement shall be without prejudice to the accrued rights and liabilities of the JV Partners and Loop Parent as of the date of such termination. The waiver of the right of termination under this Agreement shall not constitute a waiver of the right to claim damages or the right to terminate for any subsequent cause.

Section 15.2

Effect on the Loop Technology License Agreement. Following the termination of this Agreement, no additional Approved Projects or Carved-Out Projects shall be developed, and the Licensed Facilities shall be limited to those JV Facilities that, on the date such termination is effective, (a) are producing commercial quantities of Licensed Products for sale under Approved Contracts, or (b) for which each JV Partner has procured its Final Investment Decision; where the terms “Licensed Facilities,” “JV Facilities,” “Licensed Products,” and “Approved Contracts” have the meanings given to them in the Loop Technology License Agreement. Notwithstanding the foregoing, if SKGC wishes to enter into a license agreement and a marketing agreement after termination of this Agreement, Loop Parent agrees that it shall do so on substantially the same terms as those of the Loop Technology License Agreement and the Marketing Agreement, except with respect to royalty rates and the geographic territories of the applicable license rights and exclusivities, which would be subject to mutual agreement by Loop Parent and SKGC.

Section 15.3

Effect of Termination. Upon the termination of this Agreement, all rights and obligations under this Agreement shall become null, void and ineffective, except that the rights and obligations of any JV Partner and Loop Parent that have accrued prior to such termination shall not be affected thereby, the rights contained herein which by their terms are intended to survive the termination of this Agreement shall so survive, and Sections 2.5, 2.6, 7.3(e), 14, 15, 17, 18, 19 and 20 shall survive the termination of this Agreement.

Section 15.4

Remedies. The right of the JV Partners to terminate this Agreement is not an exclusive remedy, and upon breach of this Agreement, SKGC and the Loop Parties, respectively, shall be entitled alternatively or cumulatively to any available remedy against the Loop Parties and SKGC, respectively, at law or in equity.

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ARTICLE 16.

REPRESENTATIONS AND WARRANTIES

Section 16.1

Representations and Warranties. Each Party represents and warrants to each other Party that: (a) it has the full power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and this Agreement shall constitute the legally valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (b) the entry into and performance of its obligations under this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized and approved by all required corporate action; (c) the execution, delivery and performance by such Party of this Agreement and any other agreements and documents to which such Party is a party and the execution of which is contemplated hereunder shall not: (i) violate any applicable Law or Governmental Approval applicable to such Party, (ii) violate or conflict with, or constitute (with due notice or lapse of time or both) a default under, any agreement or instrument to which such Party is a party or by which such Party is bound, (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which such Party is a party or by which such Party is bound, or (iv) violate any term of the constitutional documents of such Party; (d) as of the Effective Date, no Governmental Approval or action of, filing with or notice to any governmental authority on the part of such Party is required in connection with the execution, delivery and performance of this Agreement; and (e) that as of the Effective Date, it is not involved in any action, claim, litigation, suit or other legal proceeding before or investigation by any governmental authority, or to its knowledge, threatened against it that, if adversely determined, shall, or is expected to have a material adverse impact on the Business, except, in the case of Loop Parent, as may have been disclosed in its reports filed with the U.S. Securities and Exchange Commission. Each JV Partner further represents and warrants to each other JV Partner that: upon issuance of the Shares and other Equity Securities as contemplated under this Agreement, it shall own the Shares and other Equity Securities for its own account, free and clear of any and all Liens, other than in accordance with Section 9.5.

ARTICLE 17.

CONFIDENTIALITY

Section 17.1

Definition of Confidential Information. In this Article 17, “Confidential Information” means all trade secrets, proprietary information and confidential information, which is stated as confidential (whether in writing, orally or by another means and whether directly or indirectly), or known or considered as known to be confidential, and disclosed by SKGC to a Loop Party or any JV Entity(ies), by a Loop Party to SKGC or any JV Entity(ies), or by a JV Entity to SKGC or a Loop Party (the party disclosing such information being the “Disclosing Party” and the party receiving such information being the “Receiving Party”), whether before or after the Effective Date, including information relating to the Disclosing Party’s products, operations, processes, plans or intentions, product information, know‑how, design rights, trade secrets, proprietary information, market opportunities and business affairs, the contents of this Agreement and all confidential proprietary information about any JV Entity and the Business. For the avoidance of doubt, this Article 17 shall apply to each JV Entity (as both a Disclosing Party and a Receiving Party) and the Confidential Information of the JV Entities.

Section 17.2	Confidentiality. During the Term and for a period of three (3) years after the termination or expiration of this Agreement, the Receiving Party:

(a)	may not use Confidential Information for any purpose other than the performance of its obligations under this Agreement;

(b)	may not disclose the Confidential Information to any third party (including Affiliates) except with the prior written consent of the Disclosing Party; and

(c)	shall make all reasonable efforts to prevent the unauthorized use or disclosure of the Confidential Information.

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Section 17.3

Disclosure to Directors, Officers and Employees. During the Term, the Receiving Party may disclose Confidential Information to any of its directors, officers or employees (a “Recipient”) on a need to know basis and only to the extent that such disclosure is reasonably necessary for the purposes of this Agreement; provided that such Receiving Party ensures that each such Recipient is made aware of and complies with the Receiving Party’s obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement.

Section 17.4

Return or Destruction. In the event of the termination of this Agreement, or at any time at the request of the Disclosing Party, the Receiving Party shall as soon as reasonably practicable thereafter, at the Disclosing Party’s option, destroy or return to the Disclosing Party all Confidential Information on any media received by the Receiving Party hereunder, together with all partial or complete copies thereof, and the Receiving Party shall confirm in writing to the Disclosing Party that it has complied in all respects with this Article 17 if requested to do so by the Disclosing Party.

Section 17.5	Exceptions to Confidentiality. Sections 17.1 through 17.4 above shall not apply to Confidential Information that:

(a)	is at the Effective Date, or at any time thereafter becomes, generally known to the public other than as a result of a disclosure by the Receiving Party’s or Recipient’s breach of this Agreement;

(b)

can be shown by the Receiving Party to the Disclosing Party’s satisfaction to have been known by the Receiving Party with written records before disclosure by the Disclosing Party to the Receiving Party;

(c)	is received by the Receiving Party on a non-confidential basis without restrictions from a third-party source not in breach or violation of any obligation of non-disclosure; or

(d)	is independently developed by the Receiving Party without use of Confidential Information as shown to the satisfaction of the Disclosing Party by written records.

Further, nothing contained in this Article 17 shall prevent any Receiving Party from disclosing Confidential Information to the extent compelled by Law or applicable rules of a stock exchange, provided, that in such case, the Receiving Party shall inform the Disclosing Party of the proposed disclosure, including the scope of Confidential Information that is required to be disclosed and the necessity of such disclosure, reasonably in advance of disclosure and the Parties shall cooperate with each other, using reasonable efforts, to minimize the disclosure to the extent possible and to ensure that any Confidential Information so disclosed is accorded confidential treatment satisfactory to the Disclosing Party, when and if available.

36

ARTICLE 18.

NOTICE

Section 18.1

Each notice, demand or other communication to be given or made under this Agreement shall be in writing and delivered by hand, by registered mail or internationally recognized overnight air courier or transmitted by e-mail to the relevant party at its address or e-mail address set out in Schedule 4 hereto (or such other address or e-mail address as the addressee has by five (5) Business Days’ prior written notice specified to the other parties in accordance with this Article 18). Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been duly given (a) if delivered by hand or internationally recognized overnight air courier, when actually delivered to the relevant address, (b) if delivered by registered mail, upon the fifth (5th) calendar day following the dispatch and (c) if transmitted by e-mail, upon the receiving party’s confirmation of transmission; provided that if such day is not a Business Day in the place to which it is sent, such notice, demand or other communication shall be deemed delivered on the next following Business Day at such place.

ARTICLE 19.

GOVERNING LAW AND DISPUTE RESOLUTION

Section 19.1	Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of New York, without giving effect to the choice of Law rules or Laws thereof.

Section 19.2

Dispute Resolution. In the event of any dispute or claim arising out of or in connection with or relating to this Agreement or the breach hereof, the parties agree to negotiate in good faith to resolve any dispute between them. If the negotiations do not resolve the dispute, claim or breach to the reasonable satisfaction of the parties within thirty (30) calendar days, then a party may submit to arbitration. In such case, all disputes arising out of or in connection with this Agreement contract shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce in accordance with the said Rules. Any such arbitration shall be conducted in English in Singapore. For the purpose of such arbitration, there shall be three (3) arbitrators appointed, and each of the claimant and the respondent shall appoint one (1) arbitrator and each such appointed arbitrator shall agree upon and appoint the third arbitrator. If the two (2) appointed arbitrators are unable to agree on a third arbitrator, the third arbitrator shall be appointed in accordance with the Rules of Arbitration of the International Chamber of Commerce. No party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by another party in the arbitration proceedings or about the existence, contents or results of the proceeding except as may be required by a governmental authority or as required in an action in aid of arbitration or for enforcement of an arbitral award.

ARTICLE 20.

MISCELLANEOUS

Section 20.1	Taxes and Expenses. Except as otherwise specifically set forth in this Agreement:

(a)

each JV Partner and Loop Parent shall pay its own costs, charges and expenses, including, without limitation, any taxes and any fees and expenses of legal counsel, accountants, brokers, consultants, and other representatives used or hired by it, incurred in connection with the preparation, execution and implementation of this Agreement and the transactions contemplated hereby; provided that any agreed costs and expenses initially incurred by a JV Partner or Loop Parent shall be reimbursed by the JV Company; and provided, further, that in the event that the JV Company is not established or otherwise fails to be established as a result of a breach on the part of either JV Partner or Loop Parent, reimbursement of costs and expenses that were to be reimbursed by the JV Company in accordance with the foregoing provisions of this Section 20.1 shall be borne by the JV Partners proportionate to each JV Partner’s respective Contribution Percentage; and

37

(b)

the term “agreed costs and expenses” in Section 20.1(a) shall refer to any costs and expenses (i) relating to the BDP, purchase cost of long-lead delivery items, or (ii) other costs or expenses incurred for the benefit of the JV Company, in each case with the mutual consent of the JV Partners, such consent not to be unreasonably withheld, conditioned or delayed.

If required by applicable Law, with regard to the operation of the First Plant Site and any Approved Project, the JV Company shall use its best efforts to establish an account on behalf of each JV Partner for the payment of any applicable incomes taxes due by such JV Partner as a result of any income earned from sales of rPET Product by any JV Entity.

Section 20.2

Severability. Should any provision of this Agreement be invalid or unenforceable, then such provision shall be given no effect and shall be deemed not to be included within the terms of this Agreement, but without invalidating any of the remaining terms of this Agreement as if the invalid or unenforceable portion was never a part of this Agreement when it was executed. The parties shall then endeavor to replace the invalid or unenforceable provision by a valid or enforceable clause, which is closest to the original intent of the invalid or unenforceable provision.

Section 20.3

Enforcement of Rights by JV Entities. Any right of action which any JV Entity may have in respect of any breach or purported breach of any obligation owed to it by a JV Partner or any of such JV Partner’s Affiliates, and any right of action which a JV Partner or its Affiliates may have in respect of any breach or purported breach of any obligation owed to it by such JV Entity, may be prosecuted or defended by the Directors other than those appointed by the JV Partner in question, and such non-disqualified Directors shall have full authority to elect to pursue, not to pursue or to defend any such claim or to negotiate, litigate and settle any claim, or to exercise any right of termination, arising out of such breach or purported breach.

Section 20.4

Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, shall, as of the date set forth above, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all previous representations, understandings or agreements, oral or written, between the parties with respect to the subject matter hereof, including the MOU.

Section 20.5

Waiver. No waiver by any party of any breach or failure to comply with any provision of this Agreement shall be construed as, or constitute, a continuing waiver of such provision or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

Section 20.6

Further Assurance. Upon the terms and subject to the conditions contained in this Agreement, each party agrees: (a) to take or perform, or to use all reasonable efforts to be taken or performed, measures and matters necessary to consummate or effectuate the transactions contemplated under this Agreement, (b) to prepare all the documents and certificates necessary or proper for the consummation of the transactions contemplated by this Agreement, and (c) to cooperate with each other in connection with the foregoing in good faith.

38

Section 20.7

Amendment. This Agreement may be amended, modified or superseded, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument expressly referencing this Agreement as being amended, modified, superseded or waived, executed by all of the parties, or, in the case of a waiver, by the party waiving compliance.

Section 20.8

Assignment. This Agreement shall be binding on and inure to the benefit of the successors and assigns of each of the Parties. Except as permitted in relation to a Transfer of Equity Securities consummated in accordance with the terms of this Agreement, neither this Agreement nor any rights and obligations hereunder shall be assignable by SKGC or the Loop Parties without the prior written consent, respectively, of the Loop Parties and SKGC. Any assignment or transfer of this Agreement by SKGC or the Loop Parties in contravention of this clause shall be deemed null and void.

Section 20.9

Time of the Essence. Time shall be of the essence in respect of any dates, times and periods specified in this Agreement, and in respect of any dates, times and periods which may be substituted for them in accordance with this Agreement or by a separate agreement in writing between SKGC and the Loop Parties.

Section 20.10

Specific Performance. The Parties hereby agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any Party, damages would not be an adequate remedy, and each JV Partner and Loop Parent shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled.

Section 20.11

No Partnership or Agency. Except as otherwise specifically set forth in this Agreement, nothing in this Agreement shall be deemed to constitute a partnership between the Parties nor, save as expressly set out herein, constitute either Party the agent of another Party for any purpose.

Section 20.12

Language/Counterparts. This Agreement is executed in the English language and may be executed in any number of counterparts, each of which shall be deemed an original. Unless it is prohibited under the applicable mandatory provisions of Law, the English language text of this Agreement shall prevail over any other language version or any translation thereof.

39

Signature Page to the Joint Venture Agreement

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer or representative as of the Effective Date.

SK GEO CENTRIC CO., LTD.

By:	/s/ Na Kyung-soo

Name: Na, Kyung-soo

Title: President

[Signature Page to Joint Venture Agreement]

Signature Page to the Joint Venture Agreement

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer or representative as of the Effective Date.

LOOP INDUSTRIES, INC.

By:	/s/ Daniel Solomita

Name: Daniel Solomita

Title: Chairman / CEO

[Signature Page to Joint Venture Agreement]

Schedule 1

Definitions

Definitions and Interpretation

1.1	Definitions. For purposes of the Agreement the following capitalized terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any JV Partner, any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with such JV Partner at any time during the period for which the determination of affiliation is being made, which, in respect of SKGC, shall include the following:

(a)	SK Innovation Co., Ltd.;

(b)	SK Energy Co., Ltd.;

(c)	SK IE Technology Co., Ltd.;

(d)	SK Lubricants Co., Ltd.;

(e)	SK On Co., Ltd.;

(f)	SK earthon Co., Ltd.;

(g)	SK Incheon Petrochem Co., Ltd.; and

(h)	SK Trading International Co., Ltd.,

and their respective subsidiaries.

“Asia” means, collectively, the following states and special areas of internal sovereignty: Afghanistan, Armenia, Azerbaijan, Bahrain, Bangladesh, Bhutan, Brunei, Cambodia, China, Cyprus, Georgia, Hong Kong, India, Indonesia, Iran, Iraq, Israel, Japan, Jordan, Kazakhstan, Kuwait, Kyrgyzstan, Laos, Lebanon, Macau, Malaysia, Maldives, Mongolia, Myanmar, Nepal, North Korea, Oman, Pakistan, Palestine, Philippines, Qatar, Singapore, South Korea, Sri Lanka, Syria, Taiwan, Tajikistan, Thailand, Timor Leste/East Timor, Turkmenistan, Uzbekistan, Vietnam, and Yemen.

“BDP” means a front end loading (FEL 3) feasibility basic engineering package for the First Plant, to be mutually agreed in writing between the JV Partners.

“BDP Date” means the date on which the BDP is issued (i.e., the date on which a front end loading (FEL 3) feasibility basic engineering package for the First Plant is mutually agreed in writing between the JV Partners).

“Board” or “Board of Directors” means the board of Directors of the JV Company in office at the applicable time, as appointed in accordance with the terms and conditions of this Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a national holiday on which banks are required or authorized by law to be closed in Singapore, Montreal, Canada or Seoul, Korea.

Sch. 1-1

“Capital Contributions” means any capital contributions made to the JV Company by any JV Partner, including the Initial Capital Contributions.

“Commencement of Construction” means, in respect of an Approved Project or a Carved-out Project, the occurrence of the date on which the relevant construction contractor issues a notice to proceed with the construction under and in accordance with the applicable construction contract.

“Competitor” means, in respect of a subject Person:

(a)

any other Person (other than the subject Person’s Affiliates) that is engaged, directly or indirectly, in the same industry as the subject Person or which provides products or services that are similar to those provided by the subject Person; or

(b)

any other Person (other than the subject Person’s Affiliates) who, directly or indirectly, owns a significant interest in any Person falling under sub-Section (a) above by holding 5% or more ownership or voting interest in such Person falling under sub-Section (a) above, having a representation in the board of directors and/or similar supervisory body of or in respect of such Person falling under sub-Section (a) above or possessing the ability to influence the management or operation of such Person falling under sub-Section (a) above by contractual means or otherwise.

“Contribution Percentage” means, in respect of each JV Partner and at the time of computation, the shareholding proportion in respect of the JV Company allocated to, and to be held by, such JV Partner. The table below sets forth the initial Contribution Percentage of each Party upon the establishment and formation of the JV Company in accordance with the terms of this Agreement:

JV Partner Name	Contribution Percentage
SKGC	51%
Loop	49%

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or affairs of a Person, whether through ownership of voting securities or general partnership or managing member interests, by contract or otherwise.

“Debt Financing” means any indebtedness incurred to finance the development of an Approved Project or the restructuring or expansion of an existing project (which shall, for the avoidance of doubt, be subject to Section 5.5), which may, for the avoidance of doubt, take the form of project financing.

“Equity Portion” means, in respect of each TIC, the aggregate amount of such TIC, minus of the amount or portion of such TIC that is to be funded by the relevant Debt Financing.

Sch. 1-2

“Equity Securities” means, in relation to any company, any shares or capital stock of or other ownership interests in, such company or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such shares or capital stock of or other ownership interests in such company.

“Final Investment Decision” means, with respect to the First Plant, the decision by the board of directors (or equivalent body of competent authority) of a JV Partner to proceed with development of the First Plant as demonstrated by the approval to fund the equity required of such JV Partner to develop the First Plant.

“First Plant” means the first rPET Product plant to be constructed in Ulsan, Korea and to be developed, constructed, owned and operated by the JV Company (itself or through any JV Entity).

“First Plant Milestone” means the Commencement of Construction of the first Approved Project by a JV Entity (or a Carved-out Project by SKGC or its majority-owned and Controlled subsidiary) designed to produce at least sixty (60) kilotons of rPET in Asia.

“General Meeting” means either an annual or extraordinary general meeting of the JV Partners, in their capacity as shareholders of the JV Company.

“Governmental Approval” means, with respect to an action or transaction, any approval, license (manufacturing, export, import or otherwise), certificate, authorization, consent, order, report, permit, qualification, exemption, waiver or other authorization, or registration or filing, in each case issued, granted, given, filed or otherwise made available by or under the authority of all relevant national, local or administrative authorities of the USA, the states thereof, Korea or Singapore, as applicable, and any other applicable jurisdiction with respect to such action or transaction.

“Initial Capital Contributions” means the Capital Contributions to be made by each JV Partner in accordance with Section 5.1(a).

“JV Entities” means as the context may require (a) the JV Company, (b) once formed, the JV Korea and (c) once formed, each other subsidiary of the JV Company.

“JV Korea Articles” means the articles of incorporation to be adopted by the JV Korea in accordance with Section 4.1 of this Agreement, as such may be amended from time to time.

“JV Partners” means, collectively, SKGC and Loop, and “JV Partner” means each of SKGC and Loop.

“JV Transaction Documents” means, collectively, this Agreement, the JV Company Constitution, the Loop Technology License Agreement, the Service Agreements, the Marketing Agreement, the JD MOU and such other documents as are customarily entered into concurrently with the formation of an entity similar to the JV Company and/or any other JV Entity.

“K-IFRS” means international financial reporting standards as adopted by and in effect from time to time in Korea.

“Korean Won” or “KRW” means the lawful currency of Korea.

“Law” means any law, statute, regulation, decree, ordinance, guideline, directive, or other legally binding requirement enacted, adopted or applied by any national, local or administrative governmental authority, or any holding, decision or order of a court having competent jurisdiction.

“Lien” means any mortgage, pledge, lien, encumbrance, security interest, claim, voting agreement, conditional sale agreement, title retention agreement, option, power of attorneys, authorizations, and restriction or limitation of any kind, nature, character or description whatsoever.

Sch. 1-3

“Management Team” means, collectively, the senior management personnel and officers of the JV Company, including the chief executive officer, the CFO, and the CTO, in each case, as nominated, approved, and determined in accordance with the terms of this Agreement.

“Person” means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, or governmental authority.

“Qualifying Project” means a plant that is designed to produce at least sixty (60) kilotons of rPET in Asia using Loop Parent’s technology.

“rDMT/rMEG Product” means any product that is formed or derived from recycled dimethyl terephthalate (DMT) and/or recycled monoethylene glycol (MEG).

“rPET” means recycled polyethylene terephthalate resin.

“rPET Products” means any polyester product or by-product manufactured using as a raw resource, or otherwise derived from, rPET recovered from post-consumer or post-industrial sources.

“SFRS” means international financial reporting standards as adopted by and in effect from time to time in Singapore.

“Transfer” or “Transferring” (or any correlative term) with respect to any Equity Securities means, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, subject to a Lien, hypothecate or otherwise transfer such Equity Securities or any participation or interest therein, whether directly or indirectly and whether or not voluntarily, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, Lien, hypothecation, or other transfer of such Equity Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“TIC” means:

(a)	in respect of the First Plant, the Initial TIC; and

(b)

in respect of each Approved Project (other than the First Plant), the initial total investment cost, including, but not limited to, the capital expenditure, initial operating cost (including working capital requirements), land acquisition costs, feasibility study cost and licensing and permit cost associated with such Approved Project.

1.2	Index of Other Defined Terms. In addition to the terms defined above, the following capitalized terms shall have the respective meanings given thereto in the Articles indicated below.

“Accounting Change Amendments”	Section 13.2
“Additional Funding Capital Call”	Section 5.2(b)
“Agreement”	Preamble
“Approved Additional Funding”	Section 5.2(a)

Sch. 1-4

“Approved Project”	Section 7.2(c)
“Audio Conferencing”	Section 11.3
“Board Chairperson”	Section 11.2(d)
“Business”	Recitals
“Carved-out Project”	Section 7.2(e)
“CFO”	Section 12.1
“Confidential Information”	Section 17.1
“Contribution Shortfall”	Section 5.3(a)(iv)
“CTO”	Section 12.1
“Debt Financing Key Terms”	Section 5.5
“Director”	Section 11.2(a)
“Disclosing Party”	Section 17.1
“Dividend Payable Income”	Section 13.6
“Effective Date”	Preamble
“Excess Offer Notice”	Section 8.1(b)
“Exclusivity Period”	Section 7.3(a)
“Financing Documents”	Section 5.5
“First Plant Milestone Deadline”	Section 7.3(a)
“First Plant Site”	Section 7.2(d)
“Fully Exercising Partner”	Section 8.1(b)
“Funding Default”	Section 5.3(a)(i)
“Funding Default Call Option”	Section 5.3(e)
“Funding Default Securities”	Section 5.3(d)
“Funding Defaulting Party”	Section 5.3(a)(ii)
“Funding Non-Defaulting Party”	Section 5.3(a)(iii)

Sch. 1-5

“General Meeting Notice”	Section 10.2
“Initial Registered Capital”	Section 3.1(c)
“Initial TIC”	Section 4.2(a)(iv)(2)
“JD MOU”	Section 7.3(f)
“Joinder Agreement”	Section 9.6
“Joint Venture Agreement”	Exhibit A – Recitals; and Exhibit C – Preamble
“JV Brand”	Section 7.9
“JV Company Constitution”	Section 3.1(e)
“JV Company”	Recitals
“JV Korea Condition”	Section 4.2(a)
“JV Korea Establishment Date”	Section 5.1(a)(i)
“JV Korea”	Recitals
“Korea”	Preamble
“Lock-up Period”	Section 9.2
“Loop”	Section 2.2
“Loop Directors”	Section 11.2(b)
“Loop Parent”	Preamble
“Loop Party”	Preamble
“Loop Rejection Notice”	Section 2.6(g)
“Loop Technology License Agreement”	Section 7.6(a)
“Loop Termination Notice”	Section 2.6(g)
“Marketing Agreement”	Section 7.6(c)
“MOU”	Recitals
“NA Opportunity”	Section 2.6(a)
“NA Opportunity Collaboration Notice”	Section 2.6(a)

Sch. 1-6

“NA Opportunity ROFR Notice”	Section 2.6(f)
“New Equity Securities”	Section 8.1
“Non-Consolidation Event”	Section 13.2
“Offer Notice”	Section 8.1(a)
“Party”	Preamble
“Proposed Project”	Section 7.2(a)
“Proposed Territory”	Section 7.2(e)(ii)
“Reactivated NA Opportunity”	Section 2.6(f)
“Receiving Party”	Section 17.1
“Recipient”	Section 17.3
“Relevant Opportunity”	Section 7.3(d)
“ROFR Notice”	Section 7.3(d)(i)
“Second Exclusivity Period”	Section 7.3(b)
“Securities Purchase Agreement”	Recitals
“Service Agreements”	Section 7.6(b)
“Share”	Section 3.1(c)
“Shelved NA Opportunity”	Section 2.6(d)
“SKGC Directors”	Section 11.2(b)
“SKGC”	Preamble
“SKGC Acceptance Notice”	Section 2.6(g)
“Term”	Section 14.1
“USA”	Preamble

Sch. 1-7

1.3	Rules of Interpretation.

(a)

Every part of this Agreement shall be deemed to be supplementary and complementary with every other part of this Agreement and shall be read with and construed as a whole as much as practical. This Agreement has been fully reviewed and negotiated by the Parties and in interpreting this Agreement, no weight shall be placed upon which Party or its legal advisor drafted the provision being interpreted.

(b)	Headings in this Agreement are for reference purposes only and are not intended to be used to interpret this Agreement.

(c)

References in this Agreement to Articles, Sections, Preamble, Recitals, Schedules or Exhibits are to Articles, Sections, Preamble, Recitals, Schedules or Exhibits of this Agreement. All Appendices shall be deemed to be incorporated in this Agreement as if set forth in full herein. All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(d)

Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.

(e)

General references to this Agreement and to other agreements shall be deemed to cover all valid amendments, modifications and supplements, and to include any and all exhibits, schedules, and other attachments hereto and thereto, as the same may be in effect at the time such reference becomes operative.

(f)

The words, “hereto,” “hereof,” “herein,” “hereunder,” “hereby” and other words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g)	The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and the word “or” is not exclusive.

(h)	Save where the context otherwise requires, the word “agree” shall require the parties to agree in writing.

(i)

The term “Affiliate” as used in relation to the JV Korea, the JV Company or any other JV Entity shall not include either JV Partner or any of its Affiliates (other than the JV Company and its subsidiaries).

Sch. 1-8

Schedule 2

Matters Requiring Unanimous Shareholders’ Consent

Notwithstanding anything to the contrary contained in this Agreement, the consent of both JV Partners shall be required for each of the following actions:

(a)

any change in the size of the Board, or the establishment and composition of any committee of the Board, including the adoption of, and any amendments to, any charter or other governing policies of such committee;

(b)	any declaration, making and payment of dividends or other distributions of cash or other assets by the JV Company, or any Capital Contributions or loans to any JV Entity by any JV Partner;

(c)	any change in the nature of Business or purpose or jurisdiction of the JV Company or any other JV Entity;

(d)	any amendments to any JV Transaction Documents or any other organizational documents of the JV Company or any other JV Entity;

(e)

any agreement, arrangement or transaction, or any material amendment thereto, between any JV Entity, on the one hand, and any JV Partner or any of its Affiliates, on the other hand (except for transactions made in accordance with the terms of any existing agreement, arrangement or transaction);

(f)	any bankruptcy, dissolution, liquidation, or winding up of the JV Company or any other JV Entity;

(g)	any public offering of securities by any JV Entity;

(h)	any change of Control transaction in respect of any JV Entity;

(i)

any merger, spin-off, split-off, strategic alliance, joint venture or partnership involving, any material acquisition, investment or disposition (including any sale, exclusive license or other transfer or disposition of any significant technology or intellectual property) by, or other corporate reorganization or recapitalization of, any JV Entity; and

(j)	any making, change or revocation of any income tax election or refrainment from making any material tax election, or the institution or settlement of any legal action.

Sch. 2-1

Schedule 3

Matters Requiring Unanimous Board Approval

Notwithstanding anything to the contrary contained in this Agreement, the unanimous approval of the Board shall be required for each of the following actions:

(a)	the remuneration, bonuses and severance pay of Directors;

(b)

any compensation or benefits that, in the aggregate (and on an annual basis), to any of the chief executive officer, the CTO, the CFO or any other executive officer of the JV Company or any other JV Entity that, in each aggregated case, exceeds such sum as may be agreed between the JV Partners prior to the incorporation of the JV Korea in accordance with the terms of this Agreement;

(c)

the adoption of any equity incentive plan or other equity based awards, including the material terms thereof; and any change in the material terms thereof (including the size of the option pool) in respect of the JV Company or any other JV Entity;

(d)

any issuance or sale of Equity Securities of any JV Entity (other than to the JV Company or any other JV Entity), including the material terms of such issuance or sale; or any redemption or repurchase of such Equity Securities of any JV Entity, including the material terms of such redemption or repurchase;

(e)	the entry into any consulting services agreement with SKGC or its Affiliate(s) in accordance with Section 7.5(e); and

(f)	the entry into any joint development agreement with the JV Partners in accordance with Section 7.8.

Sch. 3-1

Schedule 4

Contact Information for Notices

SKGC

SK Geo Centric Co., Ltd.

Address:	51 Jong-ro, Jongno-gu
Attn.:	Park Sang Hyun, Vice President; Baek Sung Young, Legal Team Leader
Phone:	[***]
Email:	[***]

with a copy to (which shall not constitute valid notice):

Milbank LLP

Address:	Level 33, Three IFC, 10 Gukjegeumyung-ro, Yeongdeungpo-gu, Seoul, South Korea
Attn.:	David Cho, Partner
Phone:	[***]
Email:	[***]

Loop Parent

Loop Industries, Inc.

Address:	480 Fernand-Poitras, Terrebonne Québec, Canada J6Y 1Y4
Attn.:	Daniel Solomita
Phone:	[***]
Email:	[***]

with a copy to (which shall not constitute valid notice):

Covington & Burling LLP

Address:	Salesforce Tower, 415 Mission Street, Suite 5400, San Francisco, CA 94105, U.S.A.
Attn.:	Denny Kwon, Partner
Phone:	[***]
Email:	[***]

Sch. 4-1

Exhibit A

Form of Joinder Agreement (Loop)

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is entered into this ____ day of ______, 202[  ] by and among:

(1)

 SK Geo Centric Co., Ltd.(formerly known as SK Global Chemical Co., Ltd.), a joint stock company (chusik hoesa in Korean) duly organized and validly existing under the laws of the Republic of Korea (“Korea”) with its principal offices at 51, Jong-ro, Jongno-gu, Seoul, Korea 03161 (“SKGC”); and

(2)

Loop Industries, Inc., a corporation duly organized and validly existing under the laws of the State of Nevada, United States of America (“USA”) with its principal offices at 480 Fernand-Poitras Terrebonne, Québec, Canada J6Y 1Y4 (“Loop Parent”); and

(3)

[Insert the name of the Loop entity], a private company limited by shares incorporated, duly organized and validly existing under the laws of Singapore with its registered office at [*] (the “JV Company”).

Each of SKGC and Loop are referred to herein individually as a “JV Partner” and collectively as the “JV Partners.”  Each of the JV Partners and Loop Parent are referred to herein individually as “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, SKGC and Loop Parent entered into that certain Joint Venture Agreement dated April 27, 2023 (the “Joint Venture Agreement”) to set forth the terms and conditions regarding the establishment, management and operation of the JV Company and the JV Partners’ respective rights and obligations as JV Partners of the JV Company; and

WHEREAS, pursuant to Section 2.2 of the Joint Venture Agreement, Loop Parent agreed to cause Loop to enter into this Agreement as set forth herein below.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained below, the Parties hereby agree as follows:

1.	Definitions

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Joint Venture Agreement.

2.	Joinder

Loop hereby confirms and acknowledges that it has been supplied with a copy of the Joint Venture Agreement. By executing this Agreement, Loop shall become a party to the Joint Venture Agreement, as of the date hereof, and Loop hereby agrees to be bound by the terms and conditions set forth in the Joint Venture Agreement applicable to Loop, and shall assume all rights and obligations applicable to it as Loop under the Joint Venture Agreement, with the same force and effect as if originally named therein.

A-1

Except as amended pursuant to this Agreement, all of the provisions in the Joint Venture Agreement shall remain in full force and effect as set forth therein.

3.	Governing Law

This Agreement shall be governed as to all matters, including validity, construction and performance, by and construed in accordance with the Laws of the State of New York.

4.	Effective Date

This Agreement shall become effective upon execution hereof.

5.	Notice

Any notices given to Loop under the Joint Venture Agreement pursuant to Article 18 of the Joint Venture Agreement shall be made to:

Address:	[*]
Attn.:	[*]
Phone:	[*]
Email:	[*]

6.	Language/Counterparts

This Agreement is executed in the English language and may be executed in any number of counterparts, each of which shall be deemed an original. Unless it is prohibited under the applicable mandatory provisions of law, the English language text of this Agreement shall prevail over any other language version or any translation thereof.

(Signature Page Follows)

A-2

Signature Page to the Loop Joinder Agreement

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Agreement as of the date first written above.

SK Geo Centric Co., Ltd.

By:

Name:

Title:

Loop Industries, Inc.

By:

Name:

Title:

[Insert the name of the Loop entity]

By:

Name:

Title:

A-3

Exhibit B

Form of Joinder Agreement (JV Company)

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is entered into this ____ day of ______, 202[  ] by and among:

(1)

 SK Geo Centric Co., Ltd.(formerly known as SK Global Chemical Co., Ltd.), a joint stock company (chusik hoesa in Korean) duly organized and validly existing under the laws of the Republic of Korea (“Korea”) with its principal offices at 51, Jong-ro, Jongno-gu, Seoul, Korea 03161 (“SKGC”); and

(2)

Loop Industries, Inc., a corporation duly organized and validly existing under the laws of the State of Nevada, United States of America (“USA”) with its principal offices at 480 Fernand-Poitras Terrebonne, Québec, Canada J6Y 1Y4 (“Loop”);

(3)	[Insert the name of the Loop entity], a private company limited by shares incorporated, duly organized and validly existing under the laws of Singapore with its registered office at [*] (“Loop”); and

(4)

[Insert the name of the JV Company], a private company limited by shares incorporated, duly organized and validly existing under the laws of Singapore with its registered office at [*] (the “JV Company”).

Each of SKGC and Loop are referred to herein individually as a “JV Partner” and collectively as the “JV Partners.”  Each of the JV Partners, Loop Parent and the JV Company are referred to herein individually as “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, SKGC and Loop Parent entered into that certain Joint Venture Agreement dated April 27, 2023 (the “Joint Venture Agreement”) to set forth the terms and conditions regarding the establishment, management and operation of the JV Company and the JV Partners’ respective rights and obligations as JV Partners of the JV Company;

WHEREAS, Loop became a party to the Joint Venture Agreement as a JV Partner though the execution of a joinder agreement dated [•], 2023, by which it agreed to be bound by the terms and conditions set forth in the Joint Venture Agreement applicable to Loop, and assumed all rights and obligations applicable to it as Loop under the Joint Venture Agreement, with the same force and effect as if originally named therein; and

WHEREAS, pursuant to Section 2.3 of the Joint Venture Agreement, the JV Partners agreed to cause the JV Company to enter into this Agreement as set forth herein below.

B-1

NOW, THEREFORE, in consideration of the mutual promises and covenants contained below, the Parties hereby agree as follows:

1.	Definitions

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Joint Venture Agreement.

2.	Joinder

The JV Company hereby confirms and acknowledges that it has been supplied with a copy of the Joint Venture Agreement. By executing this Agreement, the JV Company shall become a party to the Joint Venture Agreement, as of the date hereof, and the JV Company hereby agrees to be bound by the terms and conditions set forth in the Joint Venture Agreement applicable to the JV Company, and shall assume all rights and obligations applicable to it as the JV Company under the Joint Venture Agreement, with the same force and effect as if originally named therein.

Except as amended pursuant to this Agreement, all of the provisions in the Joint Venture Agreement shall remain in full force and effect as set forth therein.

3.	Governing Law

This Agreement shall be governed as to all matters, including validity, construction and performance, by and construed in accordance with the Laws of the State of New York.

4.	Effective Date

This Agreement shall become effective upon execution hereof.

5.	Notice

Any notices given to the JV Company under the Joint Venture Agreement pursuant to Article 18 of the Joint Venture Agreement shall be made to:

Address:	[*]
Attn.:	[*]
Phone:	[*]
Email:	[*]

6.	Language/Counterparts

This Agreement is executed in the English language and may be executed in any number of counterparts, each of which shall be deemed an original. Unless it is prohibited under the applicable mandatory provisions of law, the English language text of this Agreement shall prevail over any other language version or any translation thereof.

(Signature Page Follows)

B-2

Signature Page to the JV Company Joinder Agreement

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Agreement as of the date first written above.

SK Geo Centric Co., Ltd.

By:

Name:

Title:

Loop Industries, Inc.

By:

Name:

Title:

[Insert the name of the Loop entity]

By:

Name:

Title:

 [Insert the name of the JV Company]

By:

Name:

Title:

B-3

Exhibit C

Form of Joinder Agreement (Permitted Transferee)

JOINDER AGREEMENT

The undersigned, [name of transferee], is acquiring, simultaneously with the execution of the relevant share purchase agreement concerned, _______ shares (the “Shares”) at the purchase price of ___________ per share from [name of transferring JV Partner] (the “Transferring JV Partner”).

As a condition to the acquisition of the Shares, the undersigned has agreed to join in a certain Joint Venture Agreement originally dated as of April 27, 2023 by and between, among others, SK Geo Centric Co., Ltd. and Loop Industries, Inc. (the “Joint Venture Agreement”) in respect of [name of the JV Company] by means of this Joinder Agreement.

The undersigned acknowledges and agrees that execution of this Joinder Agreement is a condition precedent to the acquisition of the Shares pursuant to the share purchase agreement concerned.

In all respects, the undersigned agrees to become a party to the Joint Venture Agreement and agrees to be bound by all of the terms and conditions thereof relating to the Transferring JV Partner to the fullest extent.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement this _______th day of ____________, 20 ____.

[_________________________]

By:

Name:

Title:

C-1

Exhibit D

Form of Performance Target Appendices

[***]

D-1